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                                                                  EXHIBIT 10.32

                               AGREEMENT BETWEEN



                             MEDUSA CEMENT COMPANY

                        (Division of Medusa Corporation)

                           WAMPUM, PENNSYLVANIA PLANT

                                      and

                         THE UNITED CEMENT, LIME GYPSUM

                               AND ALLIED WORKERS

                                    DIVISION

                  (INTERNATIONAL BROTHERHOOD OF BOILERMAKERS,

                   IRON SHIP BUILDERS, BLACKSMITHS, FORGERS,

                             AND HELPERS, AFL-CIO)

                             LOCAL UNION NO. D-173

                      Effective May 1, 1996 to May 1, 1999



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                                   ARTICLE I

                             AGREEMENT AND PURPOSE

(a) This agreement is entered into this 1st day of May, l996 for the purpose of maintaining the existing harmonious relationship and close cooperation between the Medusa Cement Company (Division of Medusa Corporation), hereinafter called the "Company", and members of the United Cement, Lime, Gypsum and Allied Workers Division (International Brotherhood of Boilermakers, Iron Ship Builders, Blacksmiths, Forgers and Helpers, AFL-CIO), hereinafter called the "Union", who are employees of the Wampum Plant of the Medusa Cement Company.

(b) It is the continuing policy of the Company and the Union that the provisions of this Agreement shall be applied to all employees without regard to race, color, sex, religious creed, national origin, handicap or Vietnam era veteran status.

(c) It is agreed that all applicable mutually agreed upon agreements, policies and practices have been incorporated in this Agreement, and any additional agreements, policies or practices must be mutually agreed upon by both parties from this date forward to become applicable. The Appendix and Letters of Intent, included within this booklet, are considered to be incorporated as a part of this Agreement.

                                   ARTICLE II

                         UNION RECOGNITION AND SECURITY

(a) The Company agrees to, recognize the Union as the sole bargaining agent for the employees of the Company's Wampum Plant insofar as working conditions, hours of work, and wages are concerned.

(b) As a condition of employment, it is agreed that all eligible employees at the Wampum Plant shall become members of and remain in good standing with the Union within thirty (30) days after the signing of this Agreement.

      Newly hired employees shall become members of and remain in good standing with the Union within thirty (30) days from the date of hiring.

(c) The term "employee" as used in this Agreement shall include only those employed in the job classifications attached in Appendix A.

(d) The Company will deduct from the monthly earnings of any of its employees his Initiation Fee and Union Membership Dues, and will pay the same to the party to whom such employee directs the Company in writing. Each such employee desiring such


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      deduction to be made from his earnings must present to the Company his signed order, which shall be substantially as follows:

      "I hereby authorize and direct the Medusa Cement Company to deduct and pay from my earnings accumulated to my credit my Initiation Fee and Union
      Membership Dues, and pay same to . . . . . I further agree to hold the
      Medusa Cement Company harmless on account of the deductions and payments herein authorized.

      Medusa Cement Company (Division of Medusa Corporation)
      Signed ___________________________________

      Timekeeper _______________________________

      Employee Check No._______________________"

      This authorization may be canceled by the Union member on any anniversary date of this Agreement upon thirty (30) days prior notice, in writing, to the Company and the Union.

(e) The Company is willing at all times to meet its employees' committee and representatives of the International Union for the purpose of discussing wages, hours, and working conditions, with the object to reach a satisfactory agreement.

(f) The Union shall furnish in writing to the Plant Manager the names of employees who will serve on the committee. The committee shall consist of not more than seven (7) and not less than three (3) members. If a vacancy occurs on the committee, the Plant Manager shall be informed, in writing, of the name of the new member before a meeting is held. No other members of the Union who are employees at the Wampum Plant are eligible to attend these meetings unless previously agreed to between the parties hereto.

(g) Notwithstanding the provision of Article II (b) above, any employee who is a member of and adheres to established and traditional tenets or teachings of a bona fide religion, body or sect which has historically held conscientious objections to joining or financially supporting labor organization shall not be required to join or financially support the Union as a condition of employment; provided, however, that each such employee shall, as a condition of his or her employment, in lieu of the payment of periodic dues and initiation fees to the Union, pay sums equal to such dues and initiation fees to any one of the following non-religious charitable funds, which are exempt from taxation under
      Section 501 (c) (3) of the Internal Revenue Code:

          1.   City of Hope
          2.   American Cancer Society

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          3.   American Heart Association
          4.   National Multiple Sclerosis Society
          5.   American Red Cross

      It is expressly understood that any such employee holding conscientious objections and choosing not to join or financially support the Union, who requests the Union to use the grievance - arbitration procedure on the employee's behalf, shall be required to pay the Union the reasonable costs of processing any grievance on his or her behalf, including reasonable costs of arbitration, if any.

(h) Upon receipt from an employee authorizing payroll deduction and specifying the amount to be deducted, the Company will deduct voluntary contributions to the City of Hope. All amounts so deducted shall be remitted by the Company to the City of Hope.

      The Company shall be held harmless from any claim demand or action arising out of such deductions.

      Employees contributing to the City of Hope cannot discontinue or change such contributions for one year.

                                  ARTICLE III

                                   MANAGEMENT

(a) The Union agrees to recognize the Company's right to manage its plant and direct its working force except as specifically limited by the terms of this Agreement.

                                   ARTICLE IV

                                   SENIORITY

(a)   The seniority unit shall be plant-wide.

(b) Seniority is continuous service which shall be calculated from date of first employment or re-employment following a break in continuous service, whichever occurs later.

(c) New employees and those hired after a break in continuity of service will be regarded as probationary employees for the first ninety (90) days of work and will receive no continuous service credit during such period. Probationary employees may file and process grievances under this Agreement but may be laid off or discharged as exclusively determined by Management. Probationary employees continued in the service of the Company subsequent to the first ninety (90) days of work shall receive full continuous service credit from date of original hiring.

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(d)   Employees covered by this Agreement shall lose their entire seniority if:

      (1)  They voluntarily quit.

      (2) They are discharged for cause and not re-hired within six (6) months or re-instated.

      (3) "During a continuous period of absence, an employee absent because of layoff or disability shall maintain and accumulate seniority for three years or for a period equal to 50% of seniority attained at the start of such absence, whichever is greater, thereafter he will accrue no further seniority during such period of absence. Thereafter, when a vacancy occurs, for which a laid off employee is qualified, he will be given registered mail notice of recall at his last address as shown on company records, to which he must respond within seven days of receipt of notice. If the employee is reinstated, he shall be credited with seniority as prescribed above; if the employee does not respond or refuses the recall, he will forfeit all seniority and the company may fill the vacancy with a new employee. The above procedure shall also apply to an employee absent because of disability, except that he shall only be recalled for a vacancy which occurs after he is physically able to return to work. However, the above shall not modify Article IV (d) (5) or
           Article V (a) (7) (e) second paragraph."

           Any employee detained from work on account of sickness or for any other good reason shall notify the Plant Manager or his Foreman, before the start of his shift. Any employees absenting themselves from work for five (5) consecutive days without good and satisfactory reason may be discharged and dropped from the seniority list and payroll of the Company. Repeated absence of less than five
           (5) days shall be subject to a progressive disciplinary program, and the Local Union will receive communications pertaining to each step of disciplinary action within one working day excluding Saturdays, Sundays and holidays of any action taken.

      (4) An employee's seniority shall be broken and his employment terminated effective on the date of his acceptance of Termination Benefits under the provisions of the Supplemental Unemployment Benefit Plan Agreement.

      (5) In the event the installation of new equipment, or the shutting down of the plant or a subdivision thereof, results in layoffs which can be termed of a permanent nature, the employees permanently laid off shall retain and accumulate seniority for two (2) years: after said two (2) years such employees shall retain, but not accumulate seniority until they are terminated in accordance with the Labor Agreement.

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(e)   A leave of absence for the purpose of accepting a position with the
      United Cement, Lime, Gypsum and Allied Workers Division, at the local, district or international level, or the AFL-CIO or any of its subordinate bodies, shall be available to not more than three (3) employees from each plant at any one time. Applications for such leave shall be submitted to the Company in writing thirty (30) days prior to the effective date of such leave to permit proper provisions to be made to fill the job to be vacated. Leaves of absence for this purpose shall be for an indefinite period. During such leave, seniority shall accumulate. Group insurance coverage shall be suspended after thirty (30) days of such leave. All insurance coverages will be reinstated upon returning to work with the Company. Upon returning to work, such employee will be reinstated on his former job, providing it is still in existence; if not, he shall be eligible to apply for any job within the bargaining unit by means of the existing bidding procedure or bumping.

(f) Subject to the approval of the Company, employees requesting a leave of absence in writing for personal reasons may be granted leaves of absence not to exceed thirty (30) Calendar days.

(g) The Company shall attach to the Agreement a list of employees' seniority rights, in order of the date of hiring, as well as a list of the probationary employees. (see Appendix A (1))

(h) Temporary summer employees may be employed by the Company from May 1st through September 30th in order to facilitate filling of vacancies caused by vacations during these months. Employment of summer employees will be subject to the following conditions:

      (1) No summer employee will be hired when any regular employee is on layoff or drawing short work week benefits.

      (2) All summer employees will be required to join the Union under the same terms and conditions as required in Article II, Sections (b) and (c) of the Agreement.

      (3) All summer employees must sign an appropriate form which will spell out the terms of their employment including but not limited to an agreement to commence their employment on a specified date and terminate their employment on a specified date.

      (4) The term of employment will not be changed, altered or extended unless mutually agreed to by both the Company and the Local Union Committee.

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      (5)  Summer employees shall not accumulate seniority nor be eligible to bid on any new job or vacant job which may occur during their term of employment.

      (6)  A summer employee will not have any vacation rights.

      (7) Summer employees will not participate in the Company's pension, SUB and insurance programs.

      (8) If college students or graduated high school seniors enrolled in a college are available, temporary summer hires will be limited only to these students.

      The above will be in full force and effect, except that if any portion is found to be contrary to any Federal, State or local law, it shall be changed to comply with said law.

                                   ARTICLE V

                                  JOB SECURITY

(a)   (1)  Whenever the installation of mechanical equipment, change in production methods, the installation of new or larger equipment, the combining of jobs or the elimination of jobs, will have an effect on the job status of one or more employees. the Company will give the Union reasonable advance notice of same, and upon request by the Union will promptly meet with the Union to review and explore the effects of such installation or installations or change or changes upon the working force.

      (2) Employees will not be terminated by the Company as a result of mechanization, automation, change in production methods, the installation of new or larger equipment, the combining of jobs or the elimination of jobs.

      (3) Whenever an employee is no longer needed on his regular job as a result of Circumstances described in (1) above, such employee will have up to seven (7) days from date of notification to exercise his right to apply for any jobs within the bargaining unit on which an incumbent has less seniority, and for which he could reasonably be expected to qualify within a ninety (9O) day on-the-job training period, unless the employee applying for such job is disqualified due to physical reasons. The rate of pay for such employee shall not be less than ninety-five percent (95%) of the rate for the regular job from which he was displaced, irrespective of the rate of the job which he applies for and obtains. The ninety-five percent (95%) of rate protection shall apply for a minimum period of one (1) year, or a period equal to one-third (1/3) of an employee's seniority up to a maximum of five (5) years. If the affected employee is tendered training for a job


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           which he could be reasonably expected to qualify for within a ninety
           (90) day on-the-job training period and refuses, he will not be entitled to any rate protection unless he has a bona fide reason for refusing. If an employee on ninety-five percent (95%) rate protection subsequently bids on and is awarded a lower rated job, he shall lose his rate protection.

      (4) Employees affected by the application of the foregoing procedure shall have and may exercise and same rights for retention and on-the-job training in accordance with their seniority status and the ninety-five percent (95%) rate guarantee shall also be applicable to them.

      (5) Employees who do not apply for and/or obtain a job in accordance with the provisions of (3), including employees displaced from their jobs but whose seniority status does not permit then to utilize job retention rights under the provisions of (3) or (4), will be placed on layoff status with recall rights in line with their seniority status for job vacancies which may thereafter occur.

      (6) The provisions of (3) of this Section do not apply to displacements or layoffs resulting from production curtailments, except that employees laid off and not recalled when production is resumed following Curtailment will be entitled to the same rights as employees affected by the preceding (3).

      (7) Should the Company permanently shutdown the present facilities affording employment to the employees comprising the bargaining unit (the present facilities shall be deemed to have been permanently shutdown if all productive facilities are abandoned even though the shipping facilities continue to operate), the Company shall mail a notice informing each affected employee that his employment with the Company has been terminated because of the permanent shutdown. The notice shall be mailed at least ninety (9O) days prior to the shutdown to the employee's last address on the Company's records. Each employee who is mailed said notice shall have the following options:

A. An employee who is not eligible for a normal (excluding 30-year retirement pension) or late retirement pension may elect to transfer to another operation of the Company covered by a collective bargaining agreement with the Union in accordance with paragraph 8 or paragraph 9. Any transfer pursuant to paragraph 8 or paragraph 9 will occur not later than three years after the last day the employee worked. An employee awaiting transfer shall be placed on layoff and shall receive S.U.B. layoff or reduced layoff benefits provided the eligibility and other


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      requirements of the S.U.B. Plan are met. An employee may void his election to transfer at any time during the three-year period. If the employee is eligible for an immediate pension at the time he voids his election to transfer, he shall retire, effective the date he voids his election, under the pension plan in effect at the time of the permanent shutdown. An employee may also void his election in order to apply for S.U.B. termination benefits.

B. An employee who is eligible for an immediate pension at the date of the permanent shutdown shall retire as of the effective date of the permanent shutdown except:

      1. An employee whose combined age and years of service equal 62 or more but less than 65 may elect layoff until his combined age and years of service equal 65 at which time the employee shall retire and receive a permanent shutdown pension. The pension plan in effect at the time of the permanent shutdown shall determine the retirement benefits payable to the employee. An employee who elects layoff under these conditions shall receive S.U.B. layoff or reduced layoff benefits provided the eligibility and other requirements of the S.U.B. plan are met.

      2. An employee who is eligible for an immediate pension other than a normal or late retirement pension and who elects to transfer to another operation of the Company shall not retire unless the transfer is not accomplished.

      3. An employee shall not be required to retire under a disability retirement pension earlier than he would otherwise be required to retire if the Company had not permanently shutdown the facilities.

           An employee who retires under the Pension Plan may also be entitled to receive S.U.B. Termination Benefits in accordance with the terms of the S.U.B. Plan.

C. The employee may elect S.U.B. Termination Benefits in accordance with the terms of the S.U.B. plan at any time within one (1) year after notice of termination has been mailed to him.

      An employee other than an employee who is eligible for an immediate pension may elect layoff prior to submitting his application for S.U.B. Termination Benefits and shall receive S.U.B. layoff or reduced layoff benefits provided the eligibility and other requirements of the S.U.B. Plan are met.


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D.    If the facilities which have been permanently shutdown are re-opened by the Company within three (3) years of the date of the permanent shutdown, an employee who has retired under the Pension Plan shall be eligible for recall in accordance with his seniority status at the time of the permanent shutdown. An employee who has elected S.U.B. Termination Benefits shall also be eligible for recall in accordance with his seniority status at the time of the permanent shutdown. Any pensioner who has received S.U.B. Termination Benefits and accepts recall and any former employee who has received S.U.B. Termination Benefits and accepts recall shall repay said Termination Benefits to the S.U.B. Trust Fund or to the Company, whichever was the source of the Termination Benefits, in accordance with the S.U.B. Plan Agreement. Any employee who accepts recall shall have his previously accumulated seniority rights, pension, S.U.B., insurance, and vacation credits as of the last day the employee worked or at the date of permanent shutdown, whichever occurs later, reinstated on the date he returns to work.

E. An employee who is not eligible for an immediate pension may elect layoff and shall receive S.U.B. layoff or reduced layoff benefits provided the eligibility and other requirements of the S.U.B. Plan are met.

      The employment rights of any employee on layoff shall terminate three (3) years after the last day the employee worked and the employee's seniority shall be broken.

F. An employee's participation in the group insurance program shall terminate effective the day following the last day the employee worked and pending claims shall be processed in accordance with the terms of the existing group insurance program. No employee shall be eligible for holiday pay or vacation pay other than vacation pay due after the last day the employee worked or the date of the permanent shutdown whichever occurs later. No employee shall accumulate credited service under the Pension Plan after the last day the employee worked or the date of the permanent shutdown, whichever occurs later.

      (8) In the event the Company constructs a new plant that will affect the employment status of employees in the Company's plant or plants comprising this bargaining unit, such employees shall be given an opportunity to make application for employment in the new plant before it starts operation, and such employees shall be given preferential employment rights for the highest rated job the employee is capable of performing. Such an employee shall transfer with him all his previously accumulated pension, S.U.B., insurance and vacation credits. His seniority rights at the former plant shall terminate upon his establishment of seniority rights in the new plant.


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      (9)  When an employee has been laid off or displaced because of permanent changes in the working force or because of a plant closing, he may make written application within fifteen (15) days of layoff or displacement for employment in another plant of the Company and he shall be given preferential employment rights for job openings at such other plant, providing such employee is capable of performing the job that may be available at such other plant of the Company.
           Any employee so transferring from one plant to another of the Company shall retain his previously accumulated pension, S.U.B., insurance and vacation credits. His seniority rights at the former plant shall terminate upon his establishment of seniority rights in the plant to which he transferred.

      (10) Employees transferring from one plant to another as provided in (a)
           (7), (8) and (9) of this Article will receive a moving expense allowance. The Company will reimburse each employee for actual moving expenses incurred to move furniture and other household goods up to a maximum of $1,000 per employee.

(b) When a production curtailment or a plant shutdown causes a reduction in personnel in a department or throughout the plant, a senior employee whose regular job is not required shall have the option of accepting available work for which he is qualified or accepting layoff. A senior employee who is eligible to accept layoff shall be recalled (1) when his job resumes operation, or (2) when the plant starts up, whichever occurs sooner providing his seniority permits such recall. A senior employee who elects to accept available work shall be entitled to:

      (1) First, bump any junior employee whose job is in the same department as the senior employee provided that the senior employee previously held the job permanently or temporarily pursuant to Article VII, Section (i) (3), for a sufficient period of time to demonstrate his ability to satisfactorily perform the job as it is constituted at the time of the production curtailment or plant shutdown, or if no jobs are available.

      (2) Second, bump any junior employee whose job was previously held by the senior employee permanently or temporarily pursuant to Article VII, Section (i) (3), for a sufficient period of time to demonstrate his ability to satisfactorily perform the job as it is constituted at the time of the production curtailment or plant shutdown; the senior employee must attempt to bump into a job that he previously held in the reverse order of his promotions. In other words, he must first attempt to bump into the job he held immediately prior to his present job.

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      (3)  If step (1) or (2) above would result in an employee becoming a part of the labor crew, he may exercise the bumping rights set forth in
           (4) below prior to entering the labor crew.

      (4) Third, a senior employee can bump a junior employee on a plant-wide basis except for any maintenance job, any laboratory job, or the control room operator's job, provided he is qualified to perform the job immediately.

           The above bumping procedure must occur in the order designated. However, an employee may bump the most junior employee in a particular classification on a particular shift rather than being forced to bump the most junior employee holding that particular classification without regard to the shift the employee would have to work on. Any junior employee who is displaced by a senior employee shall have the same rights as the senior employee set forth herein. After the bumping is completed, the Company has the right to require a senior employee to perform available work during the curtailment or shutdown if there is no junior employee with the necessary qualifications to perform the work.

           A plant shutdown is defined as a period during which none of the clinker burning units are producing.

           The wage rate paid during a production curtailment shall be the wage rate of the job performed. An employee who works on two (2) or more-jobs in one day shall receive the highest wage rate for only the time worked on the higher rated job. However, should the employee work on a higher rated job(s) four (4) hours or more in the work day he shall receive the higher rate of pay for the entire day.

           During periods of plant shutdowns when employees are needed for maintenance, repairs, or work on plant alterations, the wage rate paid to employees who are retained for work during the first forty-five (45) days of a plant shutdown shall not be less than the employee's regular straight-time wage rate normally paid when the plant is producing. After forty-five (45) days, the wage rate paid shall be the wage rate of the job performed. An employee who works on two (2) or more jobs in one day shall receive the highest wage rate for only the time worked on the higher rated job. However, should the employee work on a higher rated job(s) four (4) hours or more in the work day he shall receive the higher rate of pay for the entire day. The ninety-five percent (95%) rate protection is not applicable to any bumping under this procedure.

           When the Company determines that additional jobs are required during or following a production curtailment or a plant


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           shutdown and the work force must be increased, the manner in which the reduction of forces took place will be reversed in order of seniority to those employees who previously held the job for a sufficient period of time to demonstrate his ability to satisfactorily perform the job as it is constituted at the time of the production curtailment or plant shutdown.

           In the event that during a production curtailment or a plant shutdown an employee bids for and is awarded another job, he shall lose all rights pertaining to the job the employee previously held.

           Subsection (b) above shall not add to, subtract from or otherwise modify the maintenance training agreement by and between the Company and the International and/or Local Union negotiated after the effective date of this Agreement.

           See Appendix C for definitions of departments as applied to this Article.

(c)   (1)  The Company agrees to post a notice at least one week in advance of an intended shutdown. This shall not apply to emergency shutdowns due to reasons beyond the Company's control: such as power failure, labor disputes, fire, flood, or acts of God.

      (2) The Company will post a notice seven (7) days in advance indicating when a production curtailment or plant shutdown will end.

      (3) Whenever a layoff is planned because of a change or reduction in plant production requirements, the Company will, not less than seven
           (7) calendar days prior to the effective date of the layoff, post a bulletin stating the expected extent of such layoff, and the expected effect on the work focus. In the event the required notice is not given in accordance with the above, the Company will pay the laid-off employee(s) the scheduled time lost at the applicable straight time shift rate. The seven (7) calendar day period shall commence on the completion of the third shift following the day in which the notice was posted. The foregoing does not apply to disciplinary layoffs and layoffs because of curtailment made necessary by disaster or emergency conditions affecting the ability of the Company to physically operate the plant.

(d) Company personnel excluded from the bargaining unit shall not perform bargaining unit work except in an emergency, endangering life or property: for training or instruction purposes for testing, diagnosis, analysis or when necessary to prevent disruption of the flow of operations or when necessary to meet the interest of efficient operations.


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      Should a Company person excluded from the bargaining unit violate this commitment, the Company will be required to pay to the effected worker or workers double time (his or their) regular straight time hourly rate for anytime worked by persons not included in the bargaining unit, with a minimum of four (4) hours pay. If there is no affected worker, the penalty for such work shall be paid to the worker lowest in overtime in the classification and/or department.

(e) Any employee who becomes incapacitated and, on the basis of competent medical opinion, cannot perform the duties of his regular job may exercise his plant seniority through the bumping procedure to move to another position within the bargaining unit at the plant for which he could qualify within a reasonable period of time, but not to exceed ninety (9O) days. This in no way affects the bidding rights of the employee. The ninety-five percent (95%) rate protection is not applicable to bumping under this procedure.

      Any employee who is displaced by an incapacitated employee pursuant to paragraph (e) of this Section may exercise his plant seniority to bump into another position within the bargaining unit at the plant for which he is qualified in the same manner as provided for in the job bidding procedures.

(f) As soon as the Company knows that there will be a job elimination Tit will notify the Union as to when the elimination will take place.

                                   ARTICLE VI

                            EMPLOYMENT AND PROMOTION

(a) All vacancies and new jobs created shall be posted no later than the eighth (8th) day following the date the vacancy occurred or the new job was created. Said vacancies and new jobs shall be posted for seven (7) days to allow any employee in a classification whose straight time hourly rate is less than the bid job to make application in writing for such job. See Attachment "A". The Company will consider every application in terms of:

      (1)  Seniority

      (2) The applicant's skill and ability and physical fitness measured against the requirements of the job.

           Where two or more applicant's qualifications in (2) are relatively the same, seniority shall govern.

           If an employee proves unsatisfactory, he shall be reinstated to his previous job, and the Company will consider the remaining applicants in accordance with the above.

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


           This article does not require the Company to award a job to any applicant if no applicants are qualified to perform the work.

           The Company has the right to assign any employee to fill a new job or to fill a vacancy until the job has been awarded.

           The Company will meet with the Local Union Committee to explain its decision when the Company awards a job to a junior applicant. Any senior applicant shall have the right to challenge the Company's award by filing a grievance in a timely manner. Any employee reinstated to his previous job shall have the right to challenge his disqualification by filing a grievance in a timely manner.

(b) Prior to the time that bids are removed from the bid box, an employee may withdraw his bid by placing a withdrawal slip in the bid box.

      Bid boxes will contain two (2) locks; one for the Company and one for the Union.

(c) Any employee can give the Company a letter which lists in order of preference all jobs that the employee wishes to bid if such jobs become vacant and are posted while the employee is absent from work because of a scheduled vacation or due to an illness or an injury. Furthermore, if the Company creates and posts a new job during such period that an employee is absent from work due to an illness or an injury, the Company will use its best efforts to notify the employee about such job no later than the last day such job is posted to learn whether the employee wishes to bid on the job.

(d) An employee who bids for and is awarded a permanent job can bid for the same permanent job even though it is in the same bracket if the employee's sole reason is to work different days and/or shifts.

(e) If the employee previously held the classification on a bid basis or temporary basis (including step up or labor fill in) he will have no option, unless the job has been substantially changed in which case he will have a five day option. An employee who has not held the classification on any basis will be given a five day option.

(f) An employee who bids and is awarded a job shall receive the rate of the new job when he moves on to the job or on the Sunday following two full weeks subsequent to the date of the award, whichever comes first.

(g)   See Appendix F for examples.


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


                                  ARTICLE VII

                               WORKING CONDITIONS

(a)   Hours of work

      Eight (8) hours shall be the regular work day and forty (40) hours shall be the regular work week. This shall not constitute a guarantee of work. The work day shall commence with the beginning of the morning shift and work week shall commence with the beginning of the morning shift on Sunday. The starting and quitting times for the shifts shall not be permanently changed during the term of this Agreement except by written agreement of the Company and the Union.

(b)   Work Schedules

      (1) *Work schedules for each work week will be posted on Thursday of the previous week prior to the end of the first shift. If an employee's work schedule is changed after the end of the first shift of the preceding Thursday, he shall be compensated by multiplying the regular straight time hourly wage rate by one-half (0.5) for the first eight (8) hours worked in his new schedule and the premium shall be paid in addition to whatever compensation the employee is otherwise entitled to receive under any other Section of the Agreement.

      (2) If an employee's work schedule is not posted on Thursday of the previous week prior to the end of the first shift as provided above the first eight (8) hours worked the following week shall be considered out-of-schedule and will be paid accordingly. An employees work schedule is changed when the employee is required by a schedule posted after the first shift on the previous Thursday to work hours in place of the hours the employee was required to work by the schedule posted prior to the end of the first shift on the previous Thursday.

* See Attachment "B"

      (3) If any employee's schedule is changed after the Thursday posting as a result of an employee who is absent from the plant not notifying the Company by 9:00 A.M. on the date of the posting that he will be available for work the following week, no schedule penalty shall be paid to the employees so affected including the employee returning to work.

           The above exemption from the scheduling clause penalty shall not apply to schedules changed as a result of an employee returning from vacation, a floating holiday, bereavement leave or jury duty.


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


      (4) If any employee's schedule is changed after the Thursday posting as a result of an employee exercising his "work option" under Article VI (e), no schedule penalty shall be paid to that employee (including the employee who exercises his "work option".

      (5) The current practice of scheduling an employee so that the employee has two consecutive days off work under normal working conditions shall not be changed during the term of this Agreement except by written agreement of the Company and the Union.

      (6) The Company will not permanently change the work schedule for a job during the term of this Agreement. If the Company decides that the work schedule for a job should be permanently changed, the Company will eliminate the old job and bid the new job. The status of any employee who is affected by this sub-paragraph (6) will be determined by the procedures outlined in Article V (b) except that the bumping procedure outlined in steps (1) through (4) of Article V
           (b) need not occur in order set forth, and further provided should the employee elect to bump under Article V (b) (4), he will be given a one week break-in if required.

      (7) When the Company changes an employee's schedule, the Company will explain to the employee the reason for the change and the estimated duration of the change. The estimated duration of the change is provided the employee solely to assist the employee in personal planning and does not limit the Company's right to increase or decrease the duration of the change.

      (8) See Appendix E for examples. See Appendix B for normal schedules. See Appendix D for those jobs normally filled.

(c)   Straight Time Work

      All hours worked and all hours paid shall be compensated by multiplying the regular straight-time hourly wage rate by one (1.O) unless expressly provided otherwise.

(d)   Rates of Pay - Overtime

      (1) The applicable overtime rate shall be time and one-half (1.5) the employee's straight time hourly rate except on a Sunday or a holiday, in which case the applicable overtime rate shall be:


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


Sunday

A.    Straight Time

      1.   Up to 8 hours - Article VII, Section (h)         1-1/2X
      2.   Over 8 hours and up to 12 hours                      2X
      3.   Over 12 hours                                    2-1/2X

B.    Overtime and Callouts*

      1.   Eight (8) hours or less                              2X
      2.   Over 8 hours and up to 12 hours                  2-1/2X
      3.   Over 12 hours                                        3X

Holiday

A.    Straight Time

      1.   Up to 8 hours - Article IX, Section (d)          2-1/2X
      2.   Over 8 hours and up to 12 hours                      3X

B.    Overtime and Callouts*

      1.   Up to 8 hours                                        3X

      (2) Over eight (8) hours or over forty (40) hours: The Company agrees to pay for all times in excess of eight (8) hours per day, forty (40) hours per week, at the applicable overtime rate.

           If an employee does not work a regularly scheduled workday through action of the Company, excused absence or because of a holiday, that day shall be considered as actually a day worked for all overtime purposes.

      (3) Callouts and off-days: In case an employee is called for emergency work during any hour in the day or week, in addition to his regular schedule, he shall receive a minimum of four (4) hours pay for such work, at the applicable overtime rate. However, if he is notified before the end of his regular shift to report early, it shall not be considered a callout. Callout hours and off-day hours are overtime hours. All Sunday callouts to be paid a minimum of four (4) hours at the applicable Sunday rate.

      (4)* In the event an employee works more than twelve (12) hours in the workday, he shall be paid for all hours worked in excess of such
           (12) twelve hours at double (2x) his regular straight time hourly rate.

(* See Attachment "B")


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


           After an employee has been engaged in work for twelve (12) consecutive hours, he shall be paid for all consecutive hours worked immediately succeeding and in excess of such twelve (12) hours at double (2X) his regular straight time hourly rate. *If an employee is being paid the rate of double time under the foregoing paragraphs, his rate of pay shall not be reduced when his work continues into or overlaps his regular shift. However, the Company may exercise either of the following options:

A. The Company may instruct the employee to continue to the end of the shift at the double time rate, or

B. The Company may send the employee home at any time during the shift, provided the remainder of the shift is paid for at straight time. Such employee cannot be called back to work until he has been off duty for eight (8) consecutive hours.

      In no event shall the first two provisions of this section be applied to the same hours of work. The provision which creates the highest earnings shall be applied.

      (5) Lunch period interrupted by work assignment: One-half (0.5) hour at applicable overtime rate shall be paid for any scheduled lunch period interrupted by a work assignment and either prior or subsequent to the regular lunch period, reasonable time for lunch shall be granted with pay for same at the employee's regular rate.

      (6)* Seventh consecutive day: If an employed actually works seven (7) consecutive workdays in the plant workweek regardless of the number of hours worked on any workday, the employee shall be compensated by multiplying the classified hourly wage rate by one (1.O) for each and every hour worked during the seventh consecutive workday, and this premium shall be paid in addition to whatever compensation the employee is otherwise entitled to receive under any other section of the Agreement.

      (7) Overtime paid for on a daily basis shall not be duplicated on a weekly basis.

(e)   Limitations upon Overtime:

      (1) Every reasonable effort will be made by the Company to avoid requesting any employee to work overtime and the Company will consider under the circumstances involved any reasonable excuse from an employee for not working the overtime. During the extended period of scheduled overtime, the Company will give special consideration to

* See Attachment "B"
           an employee's request to be excused from overtime work because of fatigue as long as it is consistent with the Labor Agreement and plant operational requirements. Whenever an employee is on layoff due to lack of work or because of curtailment of operations no overtime work will be scheduled on any work which the laid-off employee is capable of doing and is able to perform, except in cases of emergency repair or unscheduled absences of other employees. The foregoing to the contrary notwithstanding a laid-off employee will not be called back to work unless; there is at least thirty-two (32) hours work in the work week for such employee.

      (2) Overtime in the various job classifications shall be equally divided among the employees of the respective job classifications insofar as it is practical to do so. When an employee is not available for overtime in his classification, the Company will make every effort to use another qualified employee in the same department before going to another department. This will not prevent the Company from going outside the department where the overtime is required to avoid the payment of a rate whether penalty or premium of greater than time and one-half (1.5). The practice of posting overtime will be continued.

      (3) After an employee is transferred or assigned to a classification other than his own, he shall be eligible for the same overtime within that classification as would the employee he replaced.

      (4) Employees who are called upon to work overtime shall not be laid off during their regular work time for the purpose of equalizing said overtime.

      (5) The Company will pay overtime in fifteen (15) minute increments during the first hour of overtime.

(f)   (1)  Any employee who has not been notified of his overtime assignment at least twelve (12) hours prior to the commencement of the overtime assignment and who works more than ten (10) consecutive hours, shall be provided with a hot lunch. This lunch shall be eaten at the end of the normally scheduled shift and before the commencement of the overtime assignment. The Company will allow the employee thirty (30) minutes away from his/her job to eat his/her lunch. If each employee works in excess of fourteen (14) consecutive hours he/she shall be provided with an additional lunch and thirty (30) minute break, and lunches and breaks will be furnished at the end of every four (4) consecutive hours worked thereafter. See Attachment "C".

      (2) Any employee who is called out and works more than four (4) consecutive hours shall be provided with a hot lunch which shall be eaten at the end of said four (4) consecutive hours. In addition, said employee shall be provided with a hot lunch every four (4) consecutive hours worked thereafter.

           There shall be no duplication of hot lunches under provisions (1) and (2) above. The employee shall be given reasonable time to eat his lunch without loss of pay.

(g)   Eight Consecutive Hours Off-Duty: *

      (1) An employee should receive at least eight (8) consecutive hours off work within the fourteen (14) consecutive hours immediately preceding the start of his next scheduled shift. In the event an employee does not receive eight (8) consecutive hours off work within the fourteen (14) consecutive hours immediately preceding the start of his next scheduled shift, the Company shall exercise one of the following options:

A. Instruct the employee to report late for his next scheduled shift by the number of hours his longest consecutive off-duty period falls below eight
      (8) hours and pay the employee the appropriate straight time rate for those hours not worked between the starting time of his scheduled shift and the time he reports to work in accordance with the Company's instructions. The appropriate straight time rate on the workday Sunday shall be one and one-half (1.5) and on a recognized holiday, two and one-half (2.5).

B. Instruct the employee to report to work at the starting time of his scheduled shift. The employee shall receive a premium for those hours worked which, if added to his longest consecutive off-duty period, equal eight (8) hours. The premium shall be determined by multiplying the classified hourly wage rate by one (1.O). The premium shall be in addition to whatever compensation the employee is otherwise entitled to receive under any other section of this Article.

      (2) If an employee does not receive at least eight (8) consecutive hours off work within the fourteen (14) consecutive hours immediately preceding the start of call-out hours worked on an off-day (provided that any of the call-out hours worked occur within the hours the employee would have otherwise been scheduled to work had the employee not been scheduled off), the employee shall receive a premium for those hours worked which, if added to his longest consecutive off-duty period, equals eight (8) hours. The premium shall be determined by multiplying the classified hourly wage rate by one (1.0). The premium shall be in addition to whatever compensation the employee is otherwise entitled to receive under any other Section of this Article.

(h)   Sunday Work:

     All hours worked by an employee on Sunday which are not paid for on a premium and/or overtime basis shall be paid at the rate of one and one-half (1.5) times the classified hourly rate, exclusive of shift differentials. There shall be no duplication or pyramiding of premium day and/or overtime under this provision.

* See Attachment "B"

(i)   Temporary Job Vacancies:

      (1) The Company shall not be required to fill temporary job vacancies, whether scheduled or unscheduled, unless the efficient operation of the plant requires that said temporary job vacancies be filled.

      (2) Consistent with the scheduling clause, the Company will post a list of all jobs that are to be filled the following week.

           In addition, for the sole purpose of facilitating the assignment of fill-ins for the following week, the Company will post on Monday, a list of the jobs that, to its knowledge, will be needed to be filled the following week. If an employee wishes to be considered for any fill-in for the following week he must notify the Company which job he desires on a form provided by the Company by 4:00 P.M. the Wednesday after the Monday posting or he will not be considered for the fill-in. This Monday posting does not replace the Thursday posting requirements nor is the Company liable for any penalties for failure to make such Monday posting.

           Laborers who wish to be considered for these assignments must follow the above procedures. If there are not enough employees signed up to meet the Company's requirements on this posting, the Company will assign the junior laborer who is broken in on that job (if it is a job that requires break-in time).

      (3) The Company can assign laborers to fill temporary vacancies, scheduled or unscheduled, according to the seniority of the individual provided that he has the skill and ability to perform the required work. If only one (1) laborer is qualified, he must accept the assignment. Once laborer assignments have been completed, no laborer may be bumped out of his assigned job, for the week for which the assignment has been made, by another laborer. Vacancies which are normally filled are outlined in Appendix D.

(j)   Wage Rate - Transfer and Assignments

      (1) An employee regularly scheduled to work on two (2) or more jobs having different wage rates shall receive the highest rate of the entire week. If a job is regularly scheduled to be performed each week at least one work day in the work week, the employee filling that job shall receive the highest wage rate for the entire week. An employee who is scheduled to work five (5) work days during the work week on a job or jobs having a higher straight time hourly wage rate or wage rates than the employee's regular straight time hourly rate, shall be paid at the higher straight time hourly wage rate for the entire week. An employee who works on two or more jobs in one day shall receive the highest wage rate for only the time worked on the higher rated job. However, should the employee work on a higher rated job(s) for four (4) hours or more in the workday, he will receive the higher rate of pay for the entire day. The term "entire week" used in this section shall mean the 168 consecutive hours beginning at 7:00 A.M. on Sunday and ending at 7:00 A.M. on Sunday. The term "entire day" used in this section shall mean the 24 consecutive hours beginning at 7:00 A.M. and ending the following day.

      (2) Employees temporarily transferred shall be paid the classified hourly rate of the job being performed or the classified hourly rate of his regular job, whichever is greater.

(k)   (1)  The Company shall have the right to utilize employees to perform any job: provided, however, overtime and callouts in any classification shall be offered to the available employees in that classification before other employees are assigned such work. See Attachment "C" for Letter of Understanding concerning transfers.

      (2) The Company will consider a request from a fixed shift employee to replace an employee on the day shift in his classification when the day shift employee is on vacation or extended illness in excess of one week provided however, that the laborer used to replace the offshift employee has been previously trained in that classification. The Company retains the right to decline these requests, but will not unreasonably withhold such permission.

(1)   Reporting Pay:

      Any employee who is required to report for work shall be given at least four (4) hours pay at the classified hourly rate, and shall receive full time pay for all time thereafter that he is required to remain on the premises ready for work. Any employee put to work on his regular working day shall receive a full day's pay at the classified hourly rate.

      The above does not apply to an employee who is returning to work from a medical absence who has not given the company 24 hours advance notice of his return.

(m)   Funeral Leave

      An employee upon the notification of the death of his or her father, mother, spouse, son, son-in-law, daughter, daughter-in-law, brother, sister, stepfather, stepmother, stepson, stepdaughter, grandson, granddaughter, half-sister, half-brother, mother-in-law, father-in-law, brother-in-law, sister-in-law, grandparents, and spouses grandparents shall be granted his or her next three (3) scheduled working days off with pay (four (4) days off with pay if the employee is required to travel beyond a radius of 500 miles).

      The foregoing to the contrary notwithstanding no bereavement payment will be made unless the employee attends the funeral nor will payment be made if there are more than fourteen calendar days between the date of death and the next scheduled workday .

      Payment by the Company for such time lost shall be on the basis of eight
      (8) hours per day at the employee's regular straight time hourly rate, including shift differential.

      As used herein, brother-in-law is defined to mean (1) the brother of one's husband or wife, (2) the husband of ones sister, (3) the husband of the sister of one's spouse: and sister-in-law is defined to mean (1) the sister of one's husband or wife, (2) the wife of one's brother, (3) the wife of the brother of one's spouse.

      The above clause shall not apply to an employee who is laid off, except that when an employee is notified to return to work on or before the date of the funeral, he shall be granted full funeral leave with pay. -

(n)   Jury Duty

      Any regular employee (as distinguished from a probationary employee) required to perform jury duty on a day he is scheduled to work, shall be excused from work on that day. The

      Company shall pay the employee the difference between the amount received from such jury duty and eight (8) hours at his regular rate of pay plus shift differential if involved.

      The day or days paid for such jury service shall be counted as eight (8) hours worked for the purpose of computing weekly overtime.

(o)   Shift Change

      (1) The end of the shift whistles will be combined to one whistle, twenty (20) minutes before the end of the shift. This will allow ample time to put tools away and shower. As soon as employees' tools are put away, they may immediately proceed to the showers. Employees should stay on their job until this whistle blows.

      (2) An employee who does receive a paid lunch period and whose job is set forth in the list below shall not clock out prior to the end of his shift. Providing he will not work past the end of his shift on an overtime assignment, he shall be permitted to leave his place of work 15 minutes prior to the end of the shift to enable him to clean up and change clothes. Should the employee elect to spend additional time in cleaning up following the actual end of the shift, he shall be paid as though he had clocked out at the actual shift change time.

           Any employee who works past the end of his shift on an overtime assignment, except in those cases where an employee is filling a vacancy, shall clock out no more than 15 minutes after he leaves his place of work. This 15 minute allowance shall not apply to an employee filling a vacancy on overtime, an employee staying over less than one hour nor to an employee on call out.

           Should the employee miss any part or all of his 15 minute wash up time, there is no penalty. However, if said employee is regularly denied his wash-up time, he may file a grievance in a timely manner.

      (3) An employee not receiving a paid lunch period who works past the end of his shift on an overtime assignment shall clock out no more than fifteen (15) minutes after he leaves his place of work. This fifteen
           (15) minute allowance shall not apply to an employee staying over less than one (1) hour nor to an employee on call-out.

(p)   Rest Breaks

      (1) An employee who does not receive a paid lunch period will be allowed a fifteen (15) minute rest break away from his job during the first four (4) hours of his shift. Break times shall be determined by the employees foremen, and the efficient operation of the plant shall be controlling. The fifteen (15) minute break shall be strictly construed to be the total time away from the job. Should any employee regularly be denied a break, he may file a grievance in a timely manner.

      (2) Any employee who does receive a paid lunch period and whose job is set forth in the list below shall be entitled to 15 minutes away from his job to eat lunch. Lunch breaks for all employees in this group shall be scheduled so that there is no interruption of operations. (The Company shall have the right to stagger lunch breaks.) Should the employee miss any part of or all of this 15 minute lunch break, there is no penalty. However, if said employee is regularly denied his lunch break, he may file a grievance in a timely manner.

(q) If after the Thursday posting and prior to Sunday, it is determined that an employee is to be scheduled to work in another classification, he shall share overtime rights in that classification starting on Sunday. This sub paragraph (q) shall not void the requirement of Article VII (b). (The schedule change clause.)

(r) The Company will not require an employee to clock out and then require him to clock back in for the sole purpose of avoiding penalties provided for in Article VII.

(s) Any other provisions of this labor agreement to the contrary notwithstanding, no employee shall receive pay for any hour worked or unworked which singly or in any combination, exceeds triple his regular straight time hourly rate.

                                  ARTICLE VIII

                               VACATIONS WITH PAY

(a)   Any employee who works and receives earnings during at least thirteen
      (13) weeks in each calendar year shall be granted a vacation off work without loss of pay, according to the following schedule.

(b) All employees hired prior to May 1, 1996 shall be subject to the following vacation eligibility schedule:

      (1) All employees who have completed one (1) or more anniversary years of service, but less than three (3) years of service, will be entitled to two (2) weeks of vacation, provided they meet all other requirements of this Article. Employees who have completed three (3) or more anniversary years of service, but less than ten (10) years of service will be entitled to three (3) weeks of vacation, provided they meet all other requirements of this Article. Employees who have completed ten (10) or more anniversary years of service, but less than twenty (20) years of service, will be entitled to four (4) weeks of vacation, provided they meet all other requirements of this Article. Employees who have completed twenty (20) or more anniversary years of service, but less than thirty (30) years of service will be entitled to five
           (5) weeks of vacation, provided they meet all other requirements of this Article. Employees who have completed 30 or more anniversary years of service, but less than thirty-five (35) years of service, will be entitled to six (6) weeks of vacation, provided they meet all other requirements of this Article. Employees who have completed thirty-five (35) or more anniversary years of service will be entitled to seven (7) weeks of vacation, provided they meet all other requirements of this Article.

      (2) Employees hired after May 1, 1996 shall be subject to the following vacation schedule:

      (1) All employees who have completed one (1) or more anniversary years of service, but less than five (5) years of service, will be entitled to two (2) weeks of vacation, provided they meet all other requirements of this Article. Employees who have completed five (5) or more anniversary years of service, but less than fifteen (15) years of service will be entitled to three (3) weeks of vacation, provided they meet all other requirements of this Article. Employees who have completed fifteen (15) or more anniversary years of service, but less than twenty-five (25) years of service, will be entitled to four (4) weeks of vacation, provided they meet all other requirements of this Article. Employees who have completed twenty-five (25) or more anniversary years of service, will be entitled to five (5) weeks of vacation.

(c) Vacation pay will be based on a forty (40) hour week at the rate of the permanently assigned classification on which an employee is working at the time he takes his vacation. If an employee has held a single higher rated classification for more than six (6) months during the year preceding his vacation, he will receive vacation pay computed at the higher rate. Vacation pay shall include appropriate shift differential for those on fixed shifts. Employees working on rotating shifts shall be paid an average of the rates for the rotating shifts involved. Upon sufficient notice given to the Personnel Clerk, the Company will give an employee his vacation pay on his last shift prior to the beginning of his vacation.

(d)   (1)  Vacations will not be cumulative, but so far as practical, be granted at times most desired by employees, but the final right to allotment of vacation periods is exclusively reserved to the Company in order to insure the orderly operation of the plant. In exercising its right to allot vacation periods, the Company will not require any employee who is on layoff to take his vacation during periods of plant shutdown or curtailment of operation. Where requested vacation periods conflict, preference shall be given to the older employee in point of service.

      (2) It is further agreed that if any employees have previously selected their vacation period so that it occurs during an unforeseen shut-down, such vacation period shall not be changed. Vacations shall be taken by the employee within the calendar year in which it is granted.

      (3) The Company shall submit appropriate application blanks to the employees within the first week of November, and they are to be returned to the Company within one (1) month. In the event an employee fails to return this form to the Company, then, after this one (1) month period, the Company shall designate the employee's vacation period, and notify the employee who fails to return this application to the Company and the Union of the vacation period designated for the employee. All vacation blanks received from employees or issued by the Company shall be returned to the employees not later than January 1st.

(4)   (a)  An employee with four (4) or more weeks of vacation can take pay in lieu of vacation for a maximum of two (2) weeks of his total vacation eligibility. The above employee may request his payment at any time from January 1st till the date he turns in his application blank for his vacation selection. He will receive payment the next pay period following the date he makes the request.

      (b) However, if the above employee does not request two weeks pay in lieu of time off, he may request up to two weeks pay in lieu of time off during the calendar year during periods of plant shutdown or curtailment of operations. Such payment will be made the next pay period following the date he makes such request.

      (c) An employee with four or more weeks vacation, may change two of his scheduled weeks of vacation and reschedule them during a plant shutdown or production curtailment provided that the departmental vacation rules will allow him to be absent from the department.

      (5) Any change in an employee's selected and designated vacation period must be approved by the Company and the Union committee, except as provided in (4) (b) and (c) above.

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


      (6) Employees entitled to two (2) or more weeks of vacation may be permitted to take such vacations in two (2) separate periods of not less than one (1) week each. seniority preference, however, can be exercised in only (1) of such vacation periods.

           In addition to the vacation general rules that are now in effect, the following procedure, which indicates how subparagraph (d) will be applied, shall be followed:

(e)   Step I

      The most senior employee in a department will be asked to choose his preference period which must be a period of one or more consecutive weeks. After the aforementioned weeks have been selected, each man in terms of descending seniority will be asked to select his preference period until all employees in the department have made their preference choice.

      Step II

      Next, the most senior employee in the department will again be asked to make a selection for those weeks remaining that have not been earmarked as a preference period. He will now have made a selection for all weeks for which he is eligible. After the aforementioned weeks have been selected, each man in terms of descending seniority will be asked to select his "other than preference" weeks until the least senior man had made his selection. The procedure for this department is now complete.

(f) Employees who have one (1) or more years of service and who are separated from service for any reason will receive vacation pay due them on the following basis: One-twelfth (1/12) vacation credit for each one hundred
      (100) hours worked in his current calendar year.

(g) In the event the employment of any such employee is terminated for any reason, the Company shall pay to the employee, or to his beneficiary in the event of his death, all vacation pay due.

(h) If an employee enters military service and is not expected to return before the end of the calendar year, the Company shall pay to the employee, all vacation pay due.

(i) Employees who wish to have a separate vacation check issued must give the Company two weeks notice and they will be only issued on payroll weeks.

(j) An employee will be allowed to take one (1) week of vacation on a day to day basis for prearranged time off with at least seven (7) days prior notice. The Company will maintain the corresponding percentage of employees for vacation purposes at 14.5% plus two extra employees off during May, June, July, August and September.


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


      Vacation taken on a day to day basis, as noted in (j) above, shall not be included in the calculation in section (j) above, of the percentage of employees permitted off for vacation purposes.

      The final right of allotment of vacation periods is exclusively reserved to the Company in order to ensure the orderly operation of the plant.

                                   ARTICLE IX

                                    HOLIDAYS

(a) New Year's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Veteran's Day, Thanksgiving Day, the first day of Pennsylvania Deer Season, the day before Christmas, Christmas Day and one floating holiday are recognized as "holidays".

(b) If any such holiday falls on Sunday, the following Monday shall be the recognized holiday. The holiday hours shall be those hours within the 24 hour period, commencing with the beginning of the first shift on the morning of the holiday and ending at the beginning of the first shift the following day.

(c) If any holiday falls on Saturday, the preceding Friday shall be the recognized holiday.

(d) Employees who are scheduled to work on a holiday shall be paid two and one half (2.5) times the classified hourly rate.

(e) Hours worked on a holiday in excess of eight (8) in a work day, in excess of forty (40) in a work week, on off days, and on callouts shall be paid for at the applicable overtime rate.

(f) If no work is required of an employee on the above holidays, he will receive eight (8) hours pay at his regular straight time rate, provided he meets the following qualifications:

      (1) The employee shall have been employed by the Company for at least thirty (30) Calendar days prior to the holiday.

      (2) The employee shall have worked his last scheduled working day prior to and his next scheduled working day after such holiday unless excused therefrom by the Plant Manager on account of sickness, accident, death in the family, or other excused absence. In no event shall a holiday be paid for unless an employee has also worked during the thirty (30) day period immediately preceding or immediately following the holiday except that the thirty (30) day limitation shall not apply if the employee was temporarily absent from work because of sickness, accident, or layoff. In any event, the employee must work at least one (1) day in the calendar year in which the holiday is granted.


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


(g) If an employee is scheduled to work on a holiday and fails to work, he shall not receive holiday pay.

(h) If an employee works on a holiday, the holiday shall be counted as a day worked for computing his weekly overtime. Paid holiday is to count as day worked for overtime purposes, provided holiday falls on one of employee's scheduled work days and he would have worked that day except for holiday observance.

(i) An employee not scheduled to work the holiday and who subsequently performs work on a holiday will be considered as being on callout and will be paid eight (8) hours at his regular straight time hourly rate in addition to three (3) times his regular straight time hourly rate for all time worked with a minimum of four (4) hours at triple time.

(j) Work schedules for each work week which include a holiday will be posted prior to the end of the first shift on Thursday of the previous week. If an employee is scheduled to work on a holiday, but then is instructed by the Company not to work he shall receive for that holiday eight (8) hours pay at two and one-half (2.5) times his regular straight time hourly rate.

(k) The phrase "straight time hourly wage rate" as used solely in Article IX, Holidays, shall mean the higher of either the employee's regular straight time hourly wage rate or the highest straight time hourly wage rate for a job on which the employee works at least eight (8) consecutive hours in the work week in which the holiday falls provided (1) that the eight (8) hours had been previously scheduled or (2) the hours are worked the day before or the day after the holiday whether previously scheduled or not.

(l) In any week in which a schedule or floating holiday falls while an employee is on layoff and he does not receive a S.U.B. benefit solely because funds are not available, such employee shall be paid for the holiday provided he worked his last scheduled work day before the holiday unless excused from working such day under Article IX (f) (2). Such payment will be paid with the next paid period immediately following the holiday.

      Should the employee receiving the above payment subsequently terminate or be terminated for any reason prior to his recall from that layoff, the amount of holiday pay received under this section shall be deducted from any monies due him from the Company .

(m) The Company will consider the request by an employee to take his "floating holiday" the day before or the day after a scheduled holiday. This request must be designated when the employee turns in his annual vacation request. The efficient


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


      operation of the plant and its departments will be the first consideration and the Company reserves the right to decline any individual request. If there is a scheduling conflict between two or more employees, when the Company grants a request which those employee have made for the same floating holiday, seniority will govern.

                                   ARTICLE X

                                     WAGES

(a) Considered a part of this Agreement but contained as a separate manual are the Job Description and Job Classification sheets for all permanent jobs in the plant, and the administrative procedures governing the Cooperative Wage Study Program. Any new job to be evaluated or an existing job to be re-evaluated should be done within ninety (90) days whenever possible. Any changes in rates shall be retroactive to the date the Committee requests the Plant Manager to evaluate or re-evaluate the job. The current Job Classification and Rate List is attached as Appendix A.

      When a job requested to be reevaluated by the evaluation process the Local will submit the Job Evaluation Request form IR-74-2. The form is provided to allow for a reasonable amount of information explaining the justification for the job evaluation request. The Company will meet with the Committee to discuss the merits of a new job or additional duties of present jobs. Weigh the factors and try to come to a mutual agreement on the rate. If we can't agree, the grievance procedure can be used. The Company is willing to meet to evaluate a job within 90 days of changes. Agreed upon changes will be retroactive to the date on the Form IR-74-2.

(b)   (1)  Scheduled shift workers on the first shift shall receive the classified hourly rate.

      (2) Scheduled shift workers on the second shift shall receive the regular straight time hourly rate plus 47 cents per hour.

      (3) Scheduled shift workers on the third shift shall receive the regular straight time hourly rate plus 70 cents per hour.

      (4) These premium rates do not apply to day workers even though they may work over into premium paid shifts.

      (5) If a day worker is scheduled to take the place of a regular scheduled shift worker then the premium rate for the shift shall apply.

      (6) The premium pay does not alter the provisions covered in Article VII, Working Conditions.

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


      (7) Shift differentials shall be included as part of the regular rate in the calculation of overtime compensation.

(c) When changing from standard to daylight time, those employees on the 11-7 shift scheduled for seven (7) hours and actually working seven (7) hours shall receive eight (8) hours pay.

(d) The Company may at its discretion increase wages in any class or to an individual in any class without necessitating a change in the rate of any individual or class.

                                   ARTICLE XI

                                BULLETIN BOARDS

      The Company agrees to allow the proper officers of the Union who are employees of the Wampum Plant of the Company to use one designated section of the plant bulletin board for posting notices in the interest of the Company and its employees.

                                  ARTICLE XII

                             HANDLING OF COMPLAINTS

(a) All employees shall at all times make an effort to perform their duties in such a manner as to promote safe and efficient operation of their department and the plant as a whole.

      (l) Should a difference arise between an employee and the Company as to the meaning and application of this Agreement, or should a difference arise as to the meaning and application of a recognized practice, the employee with or without his steward shall present his complaint to his foreman within ten (10) working days after the date of the alleged wrong or within ten (10) days (the grievant's scheduled work days) after the date the employee received his payroll check, whichever is later.

      (2) The foreman shall orally reply to the employee within five (5) working days after the date the employee presented his complaint in Section (1).

      (3) If the employee is not satisfied with the foreman's reply, the employee may request his steward to present the grievance in writing to the Union Grievance Committee. If the Union Grievance Committee believes that the complaint is justified, it may submit the complaint in writing to the Plant Manager within five (5) working days of the date of the foreman's reply in section (2). Within five
           (5) working days of the date the Union Grievance Committee submitted the complaint to the Plant Manager, he shall schedule a meeting with the Union Grievance Committee and any member or members of his staff that he desires to have present. This meeting will take place within fourteen (14) working days of the date the meeting was scheduled.

      (4) The parties shall use their best efforts to settle the complaint. If the parties agree upon the disposition of the grievance, they shall reduce their understanding to writing and the grievance shall be settled. If the parties are unable to agree, the Union Grievance Committee may at the employee's request and within thirty (30) days of the date of the meeting between the Plant Manager and the Union Grievance Committee submit the grievance in writing to the Director of Industrial Relations or his representative with copies to the International Vice President or District Council Representative and the Plant Manager. Once ten (10) grievances have been submitted to the third step, the Director of Industrial Relations shall contact the International Vice-President or District Council Representative to schedule a meeting. The parties shall use their best efforts to schedule the meeting within thirty (30) days.

      (5) After full consideration, and such conferences as may be mutually agreed upon with an International or District Council Representative of the Union, the grievance shall be considered settled when the employees representative and the Company's representative shall have reached an agreement.

      (6) If the parties are unable to settle the grievance, either party can notify the other party in writing that it intends to submit the grievance to arbitration. This notice must be given within ten (10) working days of the receipt of written confirmation of verbal answers given at the last meeting in Section (5). The consent of the other party is not required to arbitrate a grievance.

(b) When an issue is referred to arbitration, the parties shall select an arbitrator by mutual agreement within ten (10) days. Failing to reach an agreement upon the selection of an arbitrator, the parties shall request the appointment of an arbitrator by the Federal Mediation and Conciliation Service.

      After receipt of the list of a panel of arbitrators, acceptable to the parties, from the Federal Mediation and Conciliation Service, the grievances to be presented to the arbitrator selected must be heard by that arbitrator within six (6) months of the receipt of the panel.

      Grievances heard by the arbitrator must be presented in chronological order based on the date the grievances were written except in discharge cases which may be presented out-of-chronological order or in cases where the parties have mutually agreed in writing to waive the chronological order requirement.


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


      If the arbitrator should cancel or postpone a hearing date after it has been agreed to by the parties, the time necessary to obtain a new date shall not be included in the six month time limit mentioned above.

      The six month time limit may be waived with the mutual consent of the parties.

(c) All time limits set forth in (a) and (b) shall be strictly observed: time limits can be extended by a written agreement between the parties. Failure to observe any time limit shall cause the grievance to be considered settled in favor of the employee if the Company has failed to observe the time limit or in favor of the Company if the employee and/or the Union has failed to observe the time limit. Any grievance considered settled under conditions of this paragraph (c) shall be without precedent.

(d) The arbitrator shall consider only the grievance appealed to him and shall have jurisdiction and authority only to interpret, apply, or determine compliance with the provisions of this Agreement and only to the extent necessary to determine the grievance. The arbitrator shall not have jurisdiction or authority to add to, modify, detract from or alter in any way the provisions of this Agreement,

(e) The arbitrator's decision shall, at the request of either party, be in writing and shall be final and binding on both parties. The fees and expenses of the arbitration proceedings, except fees for witnesses brought in by either party and legal counsel's fees, shall be borne equally by the Company and the Union. Bargaining unit employees including Committeemen who participate in arbitration proceedings shall not be compensated by the Company,

(f) Grievances involving the provision of the collective bargaining agreement and occurring so as to be processed to arbitration at the same time will be at the request of either party arbitrated before the same arbitrator. However, it is agreed that not more than four (4) cases will be heard at one (1) series of hearings.

(g) Local Union officers and stewards off duty and representatives of the International Union and District Council shall, upon notice to the Company, be permitted on the Company's premises to investigate grievances.

(h) Meetings will be conveniently scheduled so as to complete all business within the normal working day for day employees. Any employee who is scheduled to work during the hours the meeting is held and who attends the meeting will be compensated by multiplying his regular classified hourly wage rate by the hours he attends the meeting. In addition, if this employee attends the meeting beyond his normal quitting time, he will be compensated for each additional hour he attends the meeting by multiplying his regular classified hourly wage rate by one (1.0) and said additional hour or hours shall not count toward daily or weekly overtime.

      Any member of the Committee who is not scheduled to work during the hours the meeting is held, who is not scheduled to work the third shift immediately preceding the meeting, or who is not scheduled to work the second shift immediately following the meetings, and who attends the meeting, will be compensated by multiplying his regular straight time
      (1X) hourly wage rate by all hours he attends the meeting. Any hours paid under this paragraph shall not count toward the calculation of any penalty or premium pay section of this Agreement including but not limited to daily or weekly overtime. Any employee who is receiving S.U.B. benefit, sickness and accident benefits, or Workmen's Compensation Benefits for the day of the meeting or who is absent due to disciplinary layoff shall not receive any compensation under this paragraph.

      When a meeting is scheduled at which a representative of the International Union and a representative of the Company from Cleveland will attend, any member of the Committee who is scheduled to work the third shift immediately preceding the meeting will be excused from working the third shift and will be compensated by multiplying eight (8) hours at his regular classified hourly wage rate plus shift differential if the employee has attended the meeting .

      Any member of the committee who is scheduled to work the second shift immediately following the meeting will be excused from working the second shift if the employee has attended the meeting for six (6) hours. In the event the employee is excused from working the second shift, he will be compensated by multiplying eight (8) hours at his regular classified hourly wage rate plus shift differential.

(i) Where there is a discussion between an hourly employee and a supervisor that is intended as a disciplinary measure, the Company requests that a grievance Committeeman, job steward or other designated employee be present.

      A "disciplinary measure" shall be limited to the issuing of a reprimand or the imposition of a penalty to an employee about which a notation, letter or unsatisfactory performance report is subsequently made part of the employee's personnel file.

      It shall be the responsibility of the Union to appoint and have available on each shift a committeeman, job steward or other employee designated for purposes of this Section who shall be identified to the Corporation in writing.


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


      All written notations or reprimands that an employee receives can only be used for the twelve month period following the issuance of the notice in any future disciplinary actions.

      It is not the intent of this Section to expand the total number of committeemen as provided for in Article II (f).

                                  ARTICLE XIII

                              STRIKES AND LOCKOUTS

(a) Having provided an orderly procedure for settling all disputes, the Company agrees not to lock-out its employees and the Union agrees that there will be no strikes or work stoppages during the term of this Agreement.

(b) The Company agrees not to hold the Union liable when such activities are not authorized by the Union, provided that the Union, within forty-eight
      (48) hours, orders its members to cease and desist from such activities.

(c) It shall not be a violation of this Agreement or cause for disciplinary action, including discharges if an employee refuses to cross a picket line that has been established in full compliance with existing laws. Picket lines established as a result of jurisdictional disputes, picket lines established for the purpose of organizing in-plant non-bargaining unit personnel, and/or informational picket lines are excluded from this protection.

      Notwithstanding the above, employees will not honor any picket line unless authorized by the International Union. The International Union will not be held liable for any subsequent damage to the Corporation resulting from refusal of employees' to cross an unauthorized picket line.

                                  ARTICLE XIV

                                     SAFETY

(a) The Company will, according to its established practice, continue to install such safety devices for the protection of the lives and health of its employees as are required by the Workmen's Compensation laws of the Commonwealth of Pennsylvania. The Company will maintain the washhouse with heat, light, and plenty of hot water, and keep the toilets, fixtures, and floors in a sanitary condition, and will supply good drinking water wherever necessary about the plant. Sufficient equipment and tools shall be maintained in a safe and efficient working order, and the regulations and safety codes adopted by the Department of Labor, Commonwealth of Pennsylvania, in the interest of protecting the safety and health of industrial employees as they affect this industry, shall be strictly observed by both parties.

(b) The Company agrees to furnish first aid and medical service to its workers in any cases originating out of their work in the Company plant, in compliance with the Workmen's Compensation laws of the Commonwealth of Pennsylvania. Medical Services shall be performed by a doctor to be agreed upon by the Company and the plant Safety Committee, but at the request of the injured, and the approval of the Plant Manager, and Director of Industrial Relations, other medical aid may be called in at the expense of the Company for consultation or treatment of any cases. It is agreed that a complete medical examination may be required before an applicant is employed. Also, that complete medical examination of any employee may be made annually or any time at the discretion of the Company. Copies of such reports and examinations will be kept on file by the Company and shall at all times be available for inspection to such employees. Copies thereof shall be furnished to such employees' designated physician upon request.

(c) A supervisor plus two hourly representatives on the Safety Committee will be granted a period not to exceed four (4) hours in which to conduct a safety tour through the plant.

      Another safety tour not exceeding two (2) hours will be granted to inspect the Quarry. The safety tour will have the sole purpose of inspecting the plant and identifying existing and potential safety and health hazards. The tours are to be conducted once per month, both of them prior to a plant safety meeting .

(d) A Joint Safety and Health Committee shall be established Consisting of four (4) members, two (2) appointed by the Company and two (2) appointed by the Local Union. In the event that a member is absent from a meeting of the Committee, his alternate may attend and when in attendance shall exercise the duties of the member. The Plant Manager or his designee will be the fifth member and act as Chairman of the Committee.

      The Joint Committee shall meet as often as necessary, but no less than once each month, at a regularly scheduled time and place, for the purpose of jointly considering, inspecting, investigating and reviewing health and safety conditions and practices and investigating accidents, and for the purpose of jointly and effectively making constructive recommendations with respect thereto, including but not limited to the implementation of corrective measures to eliminate unhealthy and unsafe conditions and practices and to improve existing health and safety conditions and practices. All matters considered and handled by the Committee shall be reduced to writing, and joint minutes of all meetings of the Committee


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


      shall be made and maintained. One union representative of the Committee will accompany a Federal or State investigator on a walk-around inspection or investigation and will attend any pre or post-inspection conferences. All time spent in connection with the work of the Committee by a union representative including all time spent in pre or post-inspection conferences and walk-around time spent in relation to Federal and State inspections and investigations as provided for above, shall be compensated at the employee's regular straight-time hourly wage rate. Any time spent during the hours the employee is scheduled to work shall count toward the calculation of any penalty or premium pay section of this Agreement including, but not limited to daily or weekly overtime. Any time spent outside of the hours the employee is scheduled to work shall not count toward the calculation of any penalty premium pay section of this Agreement. No time spent outside of the hours the employee is scheduled to work shall be compensated at a rate greater than one (1) times the employees straight-time hourly wage rate.

      Any employee who believes his job presents a hazard to his safety or health may request an immediate review of his job by the Joint Safety and Health Committee.

      No employee shall be disciplined or discharged for refusing to work on a job if his refusal is based on bona fide claim that said job is not safe or might unduly endanger his health or safety.

(e) Safety and health problems may be resolved in accordance with the provision of the grievance procedures, including arbitration.

(f)   (1)  In the event that an employee is required to clean roofs, clean silos, coal tanks or scale a quarry face under conditions that require specialized safety equipment or precautions, the hours worked shall be compensated for by multiplying the classified hourly wage rate by one-half (0.5) for each and every hour worked that requires specialized safety equipment or precautions, and this premium shall be paid in addition to whatever compensation the employee is otherwise entitled to receive under any other section of this Agreement. If the parties disagree as to whether or not the work in question warrants the premium payment it shall be taken up by the Safety Committee. Employees will not be required to work in coolers and/or other equipment until such equipment has been reasonably cooled so as not to endanger the employee's safety.

      (2) When an employee cleans a precipitator, he will be paid one and one-half (1.5) times his classified hourly rate.


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


      (3) If an employee is required to work in a kiln that has been shutdown for less than ten hours, he shall be paid one and one-half (1.5) times his classified hourly rate for all hours worked prior to the ten hour period.

           The ten hour period shall commence with starting of the I.D. fan.

      (4) An employee who is required to work within a cooler during the first four (4) hours that the cooler has been shutdown after it has been operating at a normal level shall be paid at one and one-half (1.5) times his classified rate for all hours worked prior to the four hour period. This shall apply only to the "hot-zone", i.e. the first thirteen rows of grates starting from the feed end.

           Working within the cooler is defined as working above the grate area.

(g) Should the Company require an employee to wear foot protection, the Company will furnish such protection without cost to the employee. The liability of the Company with regard to safety shoes will be limited to not more than (2) two pairs in any one year. A new pair of shoes will only be provided to an employee when the worn out pair is turned in for replacement.

(h) The Company will pay the cost of the eye examination if safety glasses with corrective lenses are required. The Company will pay for safety glasses whether or not glasses require corrective lenses. Safety glasses with or without corrective lenses will not be replaced more than once a year unless broken or otherwise destroyed on the job.

(i) The Company will continue its existing local practices regarding the furnishing of gloves.

      Employees who are not presently receiving gloves under existing local practices shall receive one pair of gloves at the beginning of each contract year, and each such employee shall receive a maximum of one additional pair per contract year from the Company upon return of his worn out gloves.

      In the event such an employee wears out and returns the two pairs of gloves provided to him the Company shall sell him an additional pair of gloves for each worn out pair of Company gloves he returns. Said gloves shall be sold to the employee at the price paid by the Company.

(j) If the Company requires an employee to take a physical examination, the Company agrees to pay for the physical examination and also agrees to pay the employee at his straight time hourly rate for all time spent in the doctor's office taking the physical examination; provided however, employees receiving A, & S. and/or Workmen's Compensation Benefits are not entitled to any compensation under this section. (Doctors' releases for returning to work are not considered physical examinations and will not be paid under this section.)

(k) The Company will comply with State and Federal regulations concerning interlock operations. In addition, when conditions warrant, the Company will have two burners present when safety interlocks are not in operation.

      The Company will pay the cost of independent lab tests when requested by the Union, however, the maximum payment by the Company for these tests shall be limited to $1,000 in any calendar year.

                                   ARTICLE XV

                                MILITARY SERVICE

(a) The Company and the Union shall comply with the Universal Military Training and Service Act of l950, as amended.

(b) Active employees with one (1) year seniority and who are in the Reserve of any branch of the military service, including the National Guard, who are required to attend a summer encampment as part of their Reserve obligation, shall receive from the Company the difference between the amount of pay received for such summer encampment and his regular straight time hourly rate of pay for up to a maximum of two (2) weeks per calendar year.

                                  ARTICLE XVI

                     SUPPLEMENTAL UNEMPLOYMENT BENEFIT PLAN

(a) The Company agrees to pay out of its funds (and not out of the Trust Fund established under Article III of the Plan) benefits in amounts equal to those provided by Section 2 of Article VIII of the Plan upon termination of employment on or after May 1, 1965, after an employee (as defined in Section 6, Article II of the Plan) is sixty-five (65) years old, provided such employee is not eligible for a pension under the current Pension Plan for Hourly Employees of the Company.

                                  ARTICLE XVII

                                 SUBCONTRACTING

(a) The Company will not contract for production or maintenance work customarily performed by its own employees unless it is more economical, expeditious, and/or efficient to do otherwise.

(b) The Company may enter into contract arrangements for obtaining raw materials, semi-finished or finished products.

(c) Notwithstanding the above, the Company will not contract or subcontract work covered by Paragraphs (a or (b) above if it will directly result in the, 1. laving off of (or failure to recall) bargaining unit employees, or 2. the reduction of hours of bargaining unit employees below 40 hours a week; or 3. reduction of employees to a lower rated classification.

(d) Further (a), (b) and (c) above does not apply to new construction or to construction involved in major modification work.

(e) The Company agrees to notify the Local Union in writing with a copy to the International or District Representative who services the Local Union, sent by registered mail, at least fourteen (14) days in advance if reasonably possible, and to meet with the Union, upon request by the Union, for explanation of the reasons causing the Company to decide to contract any production and maintenance work. The parties agree that while notification is an important part of the working relationship between the parties and should be adhered to in order to reduce the number of disputes concerning sub-contracting the parties also recognize and agree that this Section of the Contract does not require any penalty when the Company fails to give proper written notice of its intention to sub-contract.

                                 ARTICLE XVIII

                                 WORK PRACTICES

The Company will provide training for one laborer when manning requirements of the plant provide ample resources to man required operational jobs.

(a) The following rules shall govern the training of laborers for the purpose of filling vacancies.

      (1) Management will, one week in advance, announce and post the job for which training will be provided.

      (2) Laborers must notify the Company, starting with the senior laborer, of their intent to accept the training in 1 above. If no one applies, the junior laborer may be required to train.

      (3) Management will determine the number of laborers who will be trained for each classification.

      (4) Management will determine the classifications for which laborers will be trained for the purposes of filling vacancies.

           a. Management will attempt to balance the number of jobs the laborers are to be trained in.

      (5) The Company shall, before offering training in any job higher than bracket nine (9), to a laborer hired after 10/1/77, give the laborers hired prior to 10/1/77 the opportunity to train for a job higher than bracket nine (9) subject to the following conditions:

           a. The opportunity must be offered in order of seniority.

           b. The laborer shall have the choice of accepting or rejecting the training.

      (6) During the time when temporary summer laborers are working at the plant, the following rules shall apply when training is offered to the Labor Department for the purpose of filling vacancies:

           a. Permanent laborers must accept training for purposes of filling vacancies. They shall be selected by canvassing the labor crew in order of seniority.

              If no permanent laborers voluntarily accept the training, the least senior one is compelled to do so.

           b. Temporary summer laborers can be used to fill vacancies as long as all permanent laborers are already working in that capacity.

      (7) During the transition period before an additional packing crew is put on or taken off, it is recognized that a reasonable amount of overtime will be required. The Company will secure as much information from sales as possible so that this overtime can be held to a minimum and the addition of or removal of a shift is consistent with a continuing increase or decrease in package business.

      (8) It is understood and agreed to by the Local Union No. 173 and the Local Management at the Medusa Wampum Plant that the amount of overtime that an employee has been charged is not a factor that Management must consider when it is making a choice as to who will be scheduled to work on a holiday or premium hours other than overtime hours.

           This means that the equalization of overtime is not a controlling factor over, and has no connection with, which employee is asked to work hours that are to be paid for at a premium rate. Contractual distribution of overtime requirements will be followed in all overtime cases.

      (9) Production Utility shall be considered a classified employee for overtime purposes on the day he fills each classification. Once one of these classifications is exhausted on any other day, than those where he fills in, he would be eligible for overtime before going into the department.

      (10) If an employee's job requires a drivers license and he loses said license, said employee shall return to the laborer crew at labor rate with all rights and privileges of a Laborer.

      (11) The Company will maintain all Plant restrooms in a clean and orderly condition. This work will be assigned to a Mill Janitor and/or Laborer as required.

                                  ARTICLE XIX

                                 MISCELLANEOUS

(a) The Company will enter into a Union label agreement for the Company's package products.

(b) Any hand tool that the employee uses in the performance of his job duties will be replaced in the event that the tool is rendered not usable during the course of the employee's work. The tool must be presented to the Company prior to replacement.

(c) The normal time for distribution of pay checks to all employees shall begin with the start of the day shift every other Friday, except that Quarry employees and any employee starting the second shift will receive his pay check on the Thursday preceding the normal pay day.

(d) Gloves will be made available for purchases to employees at cost on a cash basis.

(e) When the Company decides that an interview between the Company and an employee regarding job qualification is to be conducted, a Committeeman chosen by the Company will attend the interview for the purpose of affirming that said interviews are conducted with a reasonable degree of uniformity.

(f) Printing of Agreement - The Basic, Supplemental, Pension, S.U.B. and Insurance Agreements will be printed at Company expense and each copy will bear the Union label. The Company will provide each local with a supply of the booklets.

                                   ARTICLE XX

                               TERM OF AGREEMENT

(a) This Agreement shall be binding upon the parties hereto, their successors, administrators, executors and assigns. In the event of the sale or lease by the Company of the Wampum Plant, or in the event the Company is taken over by sale, lease, assignment, receivership, or bankruptcy proceedings, such operation shall continue to be subject to the terms and conditions of this Agreement for the life thereof. The Company shall give notice of the existence of this Agreement to any purchaser, lessee, or assignee of said plant. Such notice shall be in writing with a copy to the Union not later than the effective date of the sale.

(b) After ratification by the members of the Local Union, this Agreement shall become effective and remain in full force and effect and be binding upon the parties hereto from May 1, 1996 to and including April 30, 1999, and it shall continue in full force and effect thereafter from year to year until either party on or before March 1st, of any year, beginning March 1, 1999, gives written notice to the other party of its desire or intention either to alter or modify or to terminate the same. If such notice is given, the parties hereto shall begin negotiations not later than March 31st in such year and this Agreement shall continue in full force and effect until completion and signing of a new Agreement, provided, however, that after such negotiations have continued without reaching an agreement until May 1st, in any year, then either party may terminate this Agreement, at any time thereafter upon notice.

(c) The written notices set forth above by either party shall contain any changes or amendments desired, and only such changes or amendments as are contained in the two (2) written notices shall be discussed by the conferees,

(d) The proposals and counter proposals made by each party shall not be used, or referred to, in any way during or in connection with the arbitration of any grievance arising under the provisions of this Agreement.


MEDUSA CEMENT COMPANY
Division of  Medusa Corporation


--------------------------------------------


--------------------------------------------


--------------------------------------------


UNITED CEMENT, LIKE , GYPSUM AND
ALLIED WORKERS DIVISION, LOCAL
173


---------------------------------------------


---------------------------------------------


---------------------------------------------


---------------------------------------------


---------------------------------------------


INTERNATIONAL UNION


---------------------------------------------


---------------------------------------------


---------------------------------------------


                                  APPENDIX "A"

               JOB CLASSIFICATIONS AND WAGE RATES - WAMPUM PLANT

BRACKET      JOB TITLE                        5/1/96     5/1/97     5/1/98
-------      ---------                       -------    -------    -------
 1    Utility Janitor                        $ 13.86    $ 14.41    $ 14.96
 2 *    Laborer                                14.02      14.77      15.32
 3        -                                    14.18      14.73      15.28
 4        -                                    14.34      14.89      15.44
 5    Unloading Attendant                      14.50      15.05      15.60
 6        -                                    14.66      15.21      15.76
 7        -                                    14.82      15.37      15.92
 8    Storekeeper                              14.98      15.53      16.08
*10   Painting                                 15.30      15.85      16.40
 11     Lubeman A                              15.46      16.01      16.56
        Maintenance
 12    Physical Chemist                        15.62      16.17      16.72
        Pack & Load

 13    Equipment Operator                      15.78      16.33      16.88

 14    Mix Chemist                             15.94      16.49      17.04
        Truck Mechanic A
        Utility Chemist
        Repairman A
        Production Utility
        Quarry Mechanic A
        Quarry Specialist
        Process Control/Maintenance
 15    Rotating Repairman A                    16.10      16.65      17.20

 16    Machinist A                             16.26      16.81      17.36
        Instrumentman A
        Electrician A
        Mechanic Leader
 17       -                                    16.42      16.97      17.52
 18    Electrical Leader                       16.58      17.13      17.68
        Instrument Leader            -
 19    Control Room Operator                   16.90      17.45      18.00

*(1) Painting - Rate purposes only
     (Bracket 1O)

(2) The loader used to load stone into trucks at the quarry face will be placed in Bracket 15 for pay purposes only and without precedence for any other classification in the job evaluation program.

* Laborer*

    Laborers hired after the date of ratification shall be paid in accordance with the following schedule:


                                   Year 1         Year 2         Year 3
                                   ------         ------         ------
New Hire Rate                      $ 8.55         $ 9.10         $ 9.65
I 61st day worked                  $ 9.05         $ 9.60         $10.15
II  6 months after D.O.H           $ 9.55         $10.10         $10.65
III 1 year after D.O.H             $10.31         $11.07         $11.83
IV  2 years after D.O.H.   Current Labor Rate


                                 APPENDIX A (1)

                                 SENIORITY LIST
                             Wampum AS OF 08/01/96



  NAME                                DATE HIRED
  ----                                ----------
Altman, Robert J.                      02/29/56
Miller, Robert E.                      05/27/63
Eversole, Robert S.                    06/11/65
Davis, Jeffrey                         04/16/66
Kosior, Charles M.                     05/10/66
Stelter, Richard L.                    05/01/67
Generao, John R.                       08/30/67
Leslie, Clarence T.                    04/17/68
Ferrucci, Frank M.                     04/29/68
Druschel, Robert L.                    05/21/68
Franus, Thomas                         05/27/68
McDonald, Glenn E.                     06/17/68
Butera, James S.                       03/10/69
Loughhead, John W                      03/17/69
Olayer, Joseph A                       05/01/69
Kosior, Theodore S.                    05/12/69
Radich, Raymond R.                     05/19/69
Argiro, David P.                       07/21/69
Householder, Harold                    03/30/70
Harris, Arvine Jr.                     04/01/70
Cory, John L. Jr.                      04/13/71
Reid, Gerald W.                        04/13/71
Pavkovich, George A.                   04/15/71
Schotsch, David L.                     04/15/71
Ciletti, Joseph L.                     04/16/71
Cwynar, Raymond L.                     04/16/71
Valentino, Rudolph Jr.                 04/16/71
Chandler. Rubin                        04/19/71
Cooke, Donald                          04/19/71
Hairhoger, Charles L.                  04/19/71
Johnson, Ernest F.                     04/19/71
Wrona, Walter J.                       04/19/71
Baker, Thomas 0.                       05/05/71
Isabella, Joseph B.                    05/17/71


NAME                                  DATE HIRED
-----                                 ----------
Flumer, Daniel                         06/07/71
Kravos, John III                       06/07/71
Senatore, Vernon J.                    08/23/71
Durbin, Francis B.                     08/30/71
Borst, Richard P.                      10/12/71
Guy, David J.                          10/13/71
Moore, Oval E.                         09/18/72
Presnar, John                          09/25/72
Blackwell, Alva C.                     11/13/72
Babick, Stanley Jr.                    07/30/73
Kinard, Paul W.                        07/30/73
Curry, Frederick                       08/06/73
Hall, James D.                         09/17/73
Yoho, Phillip A.                       09/17/73
Procopio, Samuel A.                    09/24/73
Smialowski, John Jr.                   09/24/73
Davis, Robert J.                       10/01/73
Babel, George J.                       04/29/74
Barber, Eugene I.                      04/29/74
Hunter, Theodore E.                    04/29/74
Ippolito, John                         04/29/74
Russo, Dominick                        09/16/74
Micklish, Sheila                       10/11/77
Brua, Judy                             03/20/78
Rutter, Gary                           03/20/78
Bober, Richard                         03/27/78
Niemi, Ron                             03/27/78
Bates Don                              04/03/78
Shoup, Karl                            04/17/78
Pezzi, Samuel                          05/22/78
Crans, Gregory                         08/21/78
Patterson, Randy                       08/23/78
Leonhardt, Robert                      08/28/78
Osborne, Donald                        08/28/78
Schlemmer, Donald                      08/28/78
Turok, Charles                         08/28/78
Mallary, George Jr.                    09/18/78
DiFrischia, Joseph                     09/l9/78
Lutz, William Jr.                      09/20/78
Allison, Denise                        03/12/79
Bekoski, Frank                         09/24/79
Herb, Thomas                           09/24/79
Kriegisch, Randy                       09/24/79
Palagallo, James                       09/24/79
Hackett, James                         10/01/79
Hackett, Randy                         10/01/79
Haswell, Larry                         10/01/79
Himes, David                           10/01/79
Houk, Willard                          10/01/79
Halulko, Mike                          10/09/79


  NAME                                DATE HIRED
  ----                                ----------
Bellissimo, Bruce                      12/17/79
Hairhoger, Eugene                      12/17/79
Kinard, Paul W.                        12/17/79
Kroll, Patty                           12/17/79
Williamson, Rick                       12/17/79
Chappell, Bruce                        01/02/80
Martin, William                        01/02/80
Poland, Robert L.                      09/03/85
Bennett, Robert                        06/02/86
Herman, Larry                          06/02/86
King, Randy                            06/02/86
Kirkwood, Gary                         06/02/86
Krueger, William J.                    06/02/86
Marich, Steve                          06/02/86
Moore, Dan                             06/02/86
Stelter, Randy                         06/02/86
Ferrucci, Frank Jr.                    06/18/87
Allen, John D.                         06/08/87
Barger, Rodney                         06/08/87
Rader, William Jr.                     06/08/87
Stelter, Frederick                     06/08/87
Colundrello, Salvatore Jr.             08/12/87
Grymes, Ronald A.                      08/12/87
Lutz, Bryan D.                         08/12/87
Duda, Mark S.                          03/13/88
Bessell, Samuel Jr.                    06/13/88
Cracraft, Edwin L.                     06/13/88
Sklenchar, Edward J.                   06/13/88
Doutt, Richard J.                      10/02/89
Rooney, Patricia A.                    10/02/89
Strickler, Richard C.                  10/02/89
Capalbo, James M.                      04/22/91
Davis, Matthew D.                      04/22/9l
McDonald, Raymond G.                   04/22/9l
Miller, Douglas E.                     04/22/91
Lysiak, Craig W.                       04/30/9l
Chappell, Thomas M.                    09/21/92
Huber, Rex C.                          09/21/92
Krueger, Robert E.                     09/21/92
Schlemmer, Timothy J.                  09/21/92
Strickler, Daniel W.                   09/21/92
Bright, James CL.                      09/28/92
Sysmosko, Kirk                         01/04/93
Allen, Darl J.                         05/10/93
Caminiti, James                        05/10/93
Grymes, Rodney                         05/10/93
Harper, Donald L.                      09/27/93
Herb, Robert E.                        09/27/93
Micco, Anthony                         09/27/93
Gibbons, Michael K.                    10/04/93
Welsh, Mark W.                         10/04/93

                                   APPENDIX B
                           BURNING - GRINDING SCHEDULE

           SCHEDULES ARE SUBJECT TO CHANGE PURSUANT TO ARTICLE VII(b)


SHIFT         S   M   T   W   T   F   S   S   M   T   W   T   F   S   S   M   T   W   T   F   S   S   M   T   W   T   F   S
7:00- 3:00    2  25   1   1   1   1   1   1  25   2   2   2   2   2   2  25   3   3   3   3   3   3  25   4   4   4   4   4
3:00-11:00    3   3   3   4   4   4   4   4   4   4   1   1   1   1   1   1   1   2   2   2   2   2   2   2   3   3   3   3
11:00- 7:00   2   2   2   2   2   3   3   3   3   3   3   3   4   4   4   4   4   4   4   1   1   1   1   1   1   1   2   2

SHIFT         S   M   T   W   T   F   S   S   M   T   W   T   F   S   S   M   T   W   T   F   S   S   M   T   W   T   F   S
7:00- 3:00   11   5   5   6   6  25   6   6   7   7   7   7  26   7   7   9   9   9   9  25   9   9  11  11  11  11  25  11
3:00-11:00    9   9   9  11  11  11  11   11 11  11   5   5   6   5   6   6   5   7   7   7   7   7   7   7   9   9   9   9
11:00- 7:00   7   7   7   7   7   9   9   9   9   9   9   9  11  11  11  11  11  11  11   5   5   5   5   5   5   5   7   7

SHIFT         S   M   T   W   T   F   S   S   M   T   W   T   F   S   S   M   T   W   T   F   S   S   M   T   W   T   F   S
7:00- 3:00   12   6   6   6  25   6   6   6   8   8   8  36   9   8   8  10  10  10  25  10  10  10  12  12  12  25  12  12
3:00-11:00   10  10  10  12  12  12  12  12  12  12   6   6   6   6   6   6   6   8   8   8   8   8   8   8  10  10  10  10
11:00- 7:00   6   8   8   8  8   10  10  10  10  11  10  10  12  12  12  12  12  12  12   6   6   6   6   6   6   6   6   8

SHIFT         S   M   T   W   T   F   S   S   M   T   W   T   F   S   S   M   T   W   T   F   S   S   M   T   W   T   F   S
7:00- 3:00    16 12 13   13  13  13  13  13   -  14  14  14  14  14  14   -  15  15  15  15  15  15   -  16  16  16  16  16
3:00-11:00    15 15 15   16  16  16  16  16  16  16  13  13  13  13  13  13  13  14  14  14  14  14  14  14  15  15  15  15
11:00- 7:00   14 14 14   14  14  15  15  15  15  15  15  15  15  15  16  16  16  16  16  13  13  13  13  13  13  13  14  14

SHIFT         S   M   T   W   T   F   S   S   M   T   W   T   F   S   S   M   T   W   T   F   S   S   M   T   W   T   F   S
7:00- 3:00   23  17  25  17  17  17  17  17  19  25  19  19  19  18  19  21  25  21  21  21  21  21  23  25  23  23  23  23
3:00-11:00   21  21  21  23  23  23  23  23  23  23  17  17  17  17  17  17  17  19  19  19  19  19  19  19  21  21  21  21
11:00- 7:00  19  19  19  19  19  21  21  21  21  21  21  21  23  23  23  23  23  23  23  17  17  17  17  17  17  17  19  19

SHIFT         S   M   T   W   T   F   S   S   M   T   W   T   F   S   S   M   T   W   T   F   S   S   M   T   W   T   F   S
7:00- 3:00   24  18  18  25  18  18  18  16  20  20  25  20  20  20  20  22  22  25  22  22  22  22  24  24  25  24  24  24
3:00-11:00   22  22  22  24  24  24  24  24  24  24  18  18  18  18  18  18  18  20  20  20  20  20  20  20  22  22  22  22
11:00- 7:00  20  20  20  20  20  22  22  22  22  22  22  22  24  24  24  24  24  24  24  18  18  18  18  18  18  18  20  20



KEY JOB                           KEY JOB                             KEY JOB
NUMBER            JOB              NUMBER           JOB                NUMBER            JOB
-------           ----             ------           ---               -------            ----
   1      Control Room Operator       10       Rotating Repairman A       18     Process Control Maint.
   2      Control Room Operator       11       Rotating Repairman A       19     Process Control Maint.
   3      Control Room Operator       12       Rotating Repairman A       20     Process Control Maint.
   4      Control Room Operator       13       Equipment Operator         21     Process Control Maint.
   5      Rotating Repairman A        14       Equipment Operator         22     Process Control Maint.
   6      Rotating Repairman A        15       Equipment Operator         23     Process Control Maint.
   7      Rotating Repairman A        16       Equipment Operator         24     Process Control Maint.
   8      Rotating Repairman A        17       Process Control Maint.     25     Production Utility
   9      Rotating Repairman A


                               LABORATORY SCHEDULE



SHIFT        S   M   T   W   T   F   S   S   M   T   W   T   F   S   S   M   T   W   T   F   S   S   M   T   W   T   F   S
8:00-4:00    1   1   1   1   1                   1   1   1   1   1   1   1           1   1   1
8:00-4:00    2   2               2   2   2   2   2   2                       2   2       2   2
8:00-4:00            3   3   3   3   3   3   3           3   3   3   3   3   3   3   3

SHIFT        S   M   T   W   T   F   S   S   M   T   W   T   F   S   S   M   T   W   T   F   S   S   M   T   W   T   F   S
7:00- 3:00   6   6   6   6   2   6   4   4   4   4   4   2   4   5   5   5   5   5   2   5   7   7   7   7   7   2   7   6
3:00-11:00   6   6   7   7   7   7   7   7   7   6   6   6   6   6   6   6   4   4   4   4   4   4   4   5   5   5   5   5
11:00-7:00   4   4   4   4   5   5   5   5   5   5   5   7   7   7   7   7   7   7   6   6   6   6   6   6   6   4   4   4



KEY JOB                           KEY JOB                             KEY JOB
NUMBER            JOB              NUMBER           JOB                NUMBER            JOB
-------           ----             ------           ---               -------            ----
  1         Utility Chemist          3        Physical Chemist           5            Mix Chemist
  2         Utility Chemist          4        Mix Chemist                6            Mix Chemist
                                                                         7            Mix Chemist


                                   APPENDIX B
           SCHEDULES ARE SUBJECT TO CHANGE PURSUANT TO ARTICLE VII(b)


     PACKHOUSE                              MAINTENANCE
     ---------                              -----------
MONDAY through FRIDAY                   MONDAY through FRIDAY
8:00 a.m. to 4:00 p.m.                  7:00 a.m. to 3:00 p.m.
 8 - Pack & Loader                         11 - Repairman A


     PACKHOUSE                              MAINTENANCE
     ---------                              -----------
MONDAY through FRIDAY                   MONDAY through FRIDAY
4:00 p.m. to 12 midnight                7:00 a.m. to 3:00 p. m.
 7 - Pack & Loader                          2 - Lube Man
                                            1 - Machinist
                                            1 - Storekeeper


     PACKHOUSE                              MAINTENANCE
     ---------                              -----------
TUESDAY through SATURDAY                MONDAY through FRIDAY
7:00 a.m. to 3:00 p.m.                  8:00 a.m. to 4:00 p.m.
   5 - Repairman A                        1 - Mechanic Leader
   1 - Lube Man                           2 - Truck Mechanic A
   1 - Electrician A


     PACKHOUSE                              MAINTENANCE
     ---------                              -----------
MONDAY through FRIDAY                   MONDAY through FRIDAY
3:00 p.m. to 11:00 p.m.                 4:00 p. m. to 12 midnight
   7 - Repairman A                        1 - Truck Mechanic A
   2 - Electrician A

     MAINTENANCE
     ------------
MONDAY through FRIDAY
7:00 a.m. to 3:00 P.M.
  1 - Electrical Leader
  2 - Electrician A
  1 - Instrument Leader
  2 - Instrument Man


                                   APPENDIX B
           SCHEDULES ARE SUBJECT TO CHANGE PURSUANT TO ARTICLE VII(b)



    TRANSPORTATION                        TRANSPORTATION
    --------------                        --------------
MONDAY through FRIDAY                  MONDAY through FRIDAY
8:00 a.m. to 4:00 p.m.                 4 p.m. to 12 midnight
 2 - Unloading Attendant                2 - Unloading Attendant
 1 - Equipment Operator                 1 - Equipment Operator


  LABOR DEPARTMENT                       QUARRY
  ----------------                       ------
MONDAY through FRIDAY             MONDAY through FRIDAY
 7:00 a.m. to 3:00 p.m.            7:00 a.m. to 3:00 p.m.
        Laborers                    2 -  Quarry Spec. - Crusher
    3 - Equipment Operator          2 -  Quarry Spec. - Truck Driver "B"
                                    3 -  Quarry Spec. - Blaster/Driller/Utility
                                    1 -  Quarry Spec. - Loader Operator


      QUARRY                                    QUARRY
      ------                                    ------
MONDAY through FRIDAY                    MONDAY through FRIDAY
 6:00 a.m.  to 2:00 p.m.                  4:00 p.m. to 12 midnight
  1 - Quarry Mechanic                       1 - Quarry Mechanic


         QUARRY
         ------
MONDAY through FRIDAY
 3:00 p.m. to 11:00 p.m.
1 - Quarry Spec. - Loader Operator
1 - Quarry Spec. - Blaster/Driller/Utility
2 - Quarry Spec. - Crusher
2 - Quarry Spec. - Truck Driver "B"

                                   APPENDIX C

                                  JOB SECURITY

                      DEPARTMENT DEFINITIONS FOR BUMPING


LABORERS                        STONE                          PACKHOUSE
--------                        -----                          ---------
Janitor                         Unloading Attendant            Pack & Loader
Laborer
Storekeeper
Equipment Operator


MECH. MAINT.                  MILL OPERATING             LABORATORY
------------                  --------------             ----------
Lubrication Man A             Process Control Main.      Physical Chemist
Repairman A                   Production Utility         Mix Chemist
Machinist                     Rotating Repairman A       Utility Chemist
                              Control Room Operator


ELEC. - INST.                           QUARRY
-------------                           -------
Electrician A                           Truck Driver "B" - Quarry Spec.
Instrument Man                          Crusher Attendant - Quarry Spec.
Electrical Leader                       Blaster/Driller/Utility - Quarry Spec.
Instrument Leader                       Loader Operator - Quarry Spec.




MOBILE EOUIP. MAINT.
--------------------
Truck Mechanic A
Quarry Mechanic
Mechanic Leader

                                   APPENDIX D

                              JOBS NORMALLY FILLED


(a) Providing the Company determines that sufficient work is available, it will normally fill the following jobs on a daily and weekly basis:

Janitor                             Utility Chemist
Unloading Attendant                 Production Utility
Storekeeper                         Quarry Specialist
Lubrication Maintenance             Process Control Maintenance
Physical Chemist                    Rotating Repairman A
Pack & Loader                       Control Room Operator
Equipment Operator
Mix Chemist

(b) The balance of the classifications are filled as circumstances require and as necessary to maintain the efficient operation of the Plant.


                                   APPENDIX E

                        EXAMPLES OF WORK SCHEDULE CLAUSE

The new work schedule clause is a significant change from the past practices at the Wampum Plant. The new work schedule clause gives the Company the right to change an employee's work schedule any time. If the change is made no later than the end of the first shift on Thursday for the following week there is no premium. If the work schedule change is made after the first shift on Thursday for the following week, there is a premium.

EXAMPLE An employee normally works Monday through Friday from 7:00 a.m. to 3:00 p.m. Prior to the end of the first shift on Thursday, the employee is notified that he will work Tuesday through Saturday from 3:00 p.m. to 11:00 p.m. the following week. All hours the following week are paid at straight time. There is no schedule change premium.

EXAMPLE Instead of being notified before the end of the first shift on Thursday, the employee is told on Sunday that he will work Tuesday through Saturday from 3:00 p.m. to 11:00 p.m. The eight hours worked on Tuesday are paid at time and one half (1.5), the additional one-half time representing the schedule change premium. All other hours worked during the week (Wednesday through Saturday) are paid at straight time.

EXAMPLE An employee is scheduled to work Monday through Friday from 3:00 p.m. to 11:00 p.m. On Tuesday, the employee is told that he will work from 3:00 p.m. to 3:00 a.m. on Wednesday. This is not a schedule change. He is paid on Wednesday as follows: First eight hours ace paid at straight time and the last four hours are paid at time and one-half, the additional one-half tine representing hours worked in excess of eight hours in the workday. A schedule change takes place only when an employee is directed to work new hours in place of, but not in addition to, his old hours.

This letter sets forth examples which illustrate various applications of the work schedule clause as it will be applied at Wampum.

Those examples involving the filling of a vacancy assume the Company has determined that sufficient work is available and that the vacancy must be filled.

                                    Examples

1.    Situation

      Packhouse Pumpman quits Monday 6:00 p.m. How do we fill this example?

      Options

      Do not fill on Monday night, overtime in the classification is used on Tuesday, Laborer with schedule change premium on Wednesday, and same Laborer with straight time Thursday and Friday.

2.    Situation

      During the hot summer months, Repairmen are going to be required on the No. 1 Kiln Discharge Pier for two (2) weeks, and working conditions will be poor.

      Options

      Change 4 - Repairman "A" on 8:00 a.m. - 4:30 p.m. to 6:00 a.m. to 2:30 p.m. No work schedule change premium when change posted on Thursday.

3.    Situation

      Front-End Loader is loading stone on first two shifts and bucket needs extensive welding for five (5) days.

      Options

      Change the schedule of two (2) 8:00 a.m. to 4:30 p.m. Repairmen to work Monday through Friday 11:30 p.m. to 8:00 a.m. No work schedule change premium when change is posted on Thursday.

4.    Situation

      Must resurface road from tipple to plant and work will be done on day shift only but road will be passable on second and third shift.

      Options

      Schedule all people involved from Stone Shovel to Unloader "B" from an 8:00 a.m. - 4:00 p.m. schedule to midnight to 8:00 a.m. No work schedule change premium is involved when the change is posted on Thursday.

5.    Situation

      On Wednesday during the middle of a bumping chain, we realize that the bumping will not be completed so that all moves can be made at the start of the week.

      Options

      The chain is stopped - creating a vacancy in the Operating Utility's classification. The Thursday posting will show a Laborer filling in the Operating Utility's job during the following week. No work schedule change premium is involved.

6.    Situation

      Have (4) Regrind Millers working a rotating 20 shift Sunday through Saturday schedule. During the months of December through April, Type III Shipments require 15 shifts of regrind operation.

      Options

      Curtail a Regrind Millers job for four (4) months and require three (3) Regrind Millers to work a rotating fifteen (15) shift schedule. At the end of four (4) months, revert to the rotating twenty (20) shift schedule. No work change premium.

7.    Situation

      Rod mill needs relining and job is to start Tuesday morning and worked on around the clock. How to schedule men?

      Options

      Schedule three (3) 4:00 p.m. - 12:30 a.m. Repairmen to 11:30 p.m. - 8:00 a.m. on Tuesday, Wednesday and Thursday and back on their regular schedule on Friday. Pay would be Tuesday - schedule change premium; Wednesday, Thursday, Friday would be at straight tine.

8.    Situation

      Duplication of above, but the job runs over one (1) extra day and the Repairmen must work 11:30 p.m. to 8:00 a.m. on Friday, also.

      Options

      Pay for Friday would be at schedule change premium because this would be second change in same week.

9.    Situation

      Emergency brick job on Thursday and Friday and job is worked around the clock.

      Options

      Schedule four (4) Repairmen to work 11:30p.m. - 8:00 a.m. Thursday and Friday. Pay on Thursday would be at schedule change premium and Friday at straight tine.

10.   Situation

      Repairmen who works 8:00 a.m. - 4:30 p.m. Monday through Friday requests Monday off for doctors appointment and all Repairmen are needed that week.

      Options

      Thursday posting would change said Repairman's schedule to Tuesday through Saturday and a Tuesday through Saturday Repairman to Monday through Friday. No schedule change premium applies.

11.   Situation

      Newly awarded Dozer Operator need to be trained on job. His schedule is:

          S         M        T        W        T        F        S
        11-7      11-7     11-7     11-7     11-7      OFF      OFF

      Company wants other Dozer Operator to train new man and trainees schedule is:

          S       M       T        W        T        F        S
         7-3     OFF     OFF      3-11     3-11     3-11     3-11

      Options

      On Thursday posting, move new man to trainers schedule and qualified laborer to new man's schedule. No schedule change premium applies.

12.   Situation

      Will the Company schedule the same 8:00 a.m. to 4:30 p.m. Repairmen to work 11:30 p.p. to 8:00 a.m. every other week solely to provide permanent routine repair coverage at night, and call the change temporary rather than permanent?

      Options

      No.

13.   Situation

      Will the Company post a schedule on Thursday which schedules a Pumpman to work Monday through Friday from 8:00 a.m. to 4:30 p.m. and subsequent to posting, tell the Pumpman that his schedule is Monday, Wednesdays, Thursday and Friday? No day it substituted for Tuesday. The Pumpman is scheduled and works thirty-two (32) hours at straight tine.

      Options

      The Company does not intend to use the work schedule clause in the manner describe above.

14.   Situation

      The Company plans to reschedule an employee to work hours other than his normal hours the following week. The employee has made personal plans that will conflict with the hours the Company plans to reschedule the employee and which, if canceled, would work a hardship on the employee. There is another employee qualified to perform the same work. The employee asks the Company to reschedule the other employee rather than him explaining to the Company the conflict with his personal plans. The change front one employee to another employee will not cause the Company to incur any penalty or premium. Will the Company make every effort to comply with the employees request?

      Options

      Yes.

15.   Situation

      The Company determines that around-the-clock repair work on the kiln is necessary. The Company estimates that tile work will take four (4) weeks and some first (1st) shift Repairmen and some second (2nd) shift Repairmen will be scheduled to work the third (3rd) shift to provide around-the-clock coverage during the kiln repair. Will the Company rotate repairmen to perform the required work so that the same repairmen are not rescheduled for all four weeks?

      Options

      The Company is willing to rotate Repairmen into the schedule required for the above work provided sufficient qualified men are available.

16.   Situation

      An employee is scheduled to work Monday through Friday from 3:00 p.m. to 11:00 p.m. On Tuesday, the employee is told that he will work from 3:00 p.m. to 3:00 a.m. on Wednesday.

      Options

      This is not a schedule change. He is paid on Wednesday as follows: First eight (8) hours are paid at straight time and the last four (4) hours are paid at time and one-half, the additional one-half time representing hours worked in excess of eight (8) hours in the work day. A schedule change takes place only when an employee is directed to work new hours in place of, but not in addition to his old hours.

The above examples are not all inclusive of every occasion when schedules may be changed.

In addition, the method of filling vacancies in the examples are not intended to imply that these are the only methods of filling vacancies or that the option used in a particular example is the method the Company is required to use.

                                   APPENDIX F

                          EXAMPLES OF PROMOTION CLAUSE

Interpretation of Article VI(a): If there are no applicants or if there are no applicants qualified to perform the work, the Company at its option (1) can hire a new employee who is qualified to perform the work for the vacant or new job, or (2) can award the job to the laborer with the least seniority and train the labors except that in the case of any vacant or new job that requires nominal on-the-job training (jobs other than skilled jobs), the company intends to award the job to an applicant rather than hire a new employee. This statement of intent shall not limit the Company's right to disqualify the employee if the employee fails to perform all of the duties of the job within a reasonable period of time.

Interpretation of Article VI (d): John Smith bids for and is awarded on January 2, 1975 a Packer's job that normally is scheduled to work 12:00 noon to 8:30 p.m. Monday through Friday.

The Packer's job that normally is scheduled to work 7:00 a.m. to 3:30 p.m. Monday through Friday becomes vacant and is posted for bids on April 15, 1975.

John Smith can bid on this job if his sole reason for bidding is to work hours that normally ace different.

Another example of Article VI (d): The Company will consent to bidding from a job that normally is a rotating shift job to the same job that normally is a fixed shift job if the sole reason is to work hours that are normally different.


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


                                   APPENDIX G

              PANEL DECISIONS - MAY 14 AND 15, 1974 PANEL MEETING

TO:       R.L. Everhart
          P.H. Geis
          B. Eversole, President Local No. 173
          A. Harris, Jr., Recording Sec'y Local No. 173

FROM:     A. Clavier, Jr.
          W.M. Troutman

GRIEVANCE #7

   Facts - The Company posted second shift laborer jobs to perform winter maintenance. On the bids it stated that the jobs were required for only the extent of the winter maintenance and upon completion of the program, the jobs would be eliminated, there would be no 95% rate protection and the incumbents would have bumping rights. Upon completion of the work, the employees were directed to return to day shift laborer jobs or other jobs which they bumped to.

   Issue - Did the Company violate the contract by not posting a notice in advance of the elimination and are the employees entitled to out-of-schedule pay for the time worked after the jobs were eliminated?

   Decision - The panel determined that each employee understood when he was awarded the second shift laborer job that his job would be terminated when the winter maintenance program was completed. Under these circumstances, written notice is not required by the labor agreement. The grievance, therefore, is denied.

GRIEVANCE #8

   Facts - A Mechanic Leader quit to find other employment. His job was posted and eventually filled by a currently employed Mechanic "A". Because of changes in the work load requirement, the Company did not rebid the repair "A" job and left the job vacant.

   Issue - Did the Company violate the contract by leaving the Repair "A" vacant and not bidding the job?

   Decision - The panel has decided that testimony regarding the elimination of this job is conflicting and, therefore, directed the Company to officially notify the Local Union within thirty days from this date whether the job has been eliminated.

GRIEVANCE #9

   Facts - A number or Repair "A" jobs were bid on the second shift. The Plant Manages interviewed each candidate individually and over a period of time in excess of thirty days.

   Issue - (1) Did the Company violate the contract by not immediately awarding the job?

           (2) Did the Company violate the contract by not having the full Local Union present while these interviews took place?

   Decision - (1) The panel decided that the contract does not establish any time period within which the Company must act. While the panel believes that the Company should act within a reasonable period of time, The panel does not have the authority to establish a time period. This is a subject for contract negotiations.

           (2) The panel determined that the Plant Manager can interview employees about their skill and ability without any Union representative present during the interviews. However, the panel interprets the contract to determine that the Plant Manager must meet with the Local Union before he awards jobs to a junior employee on the basis of skill and ability 80 the Union has an opportunity to discuss the qualifications of each and every bidder. However, the panel points out that the Company makes the final decisions as to whom the job is to be awarded and an unsuccessful bidder has the right to challenge the Company's decision through the grievance procedure.

GRIEVANCE #10

   Facts - on an overtime day the Company was using both a front end loader and a bulldozer to push stone and coal around the unloading station. After ten hours the dozer operator declined to work any further overtime and went home. The front end loader operator was also unable to stay any further on that day. The Company then had a quarry utility operator operate the front end loader for the balance of the time necessary to push the stoat and coal.

   Issue - Did the Company violate the contract by using the front end loader to push coal rather than the bulldozes?

   Decision - The panel determined that the Company has the right to use either the dozer or the front end loader to push coal. The quarry utility operator was present and it is within his job description to operate the front end loader. There was no violation of the contract. Therefore, the grievance is denied.

GRIEVANCE #11

    Facts - At 9:30 a.m. the foreman asked the grievant to work overtime from 4:00 p.m. to 8:00 p.m. The employee refused. The foreman made other arrangements to fill the job. At 12:45 p.m. the grievant told the foreman that he had changed his mind and that he could work. The grievant was made aware that the 4:00 p.m. to 8:00 p.m. slot had already been filled, but he was offered the 8:00 p.m. to 12:00 a.m. slot. The employee declined to work the offered overtime.

   Issue - Did the Company violate the contract by not allowing the employee to work the 4:00 p.m. to 8:00 p.m. overtime assignment?

   Decision - The panel has decided that an employee who refuses overtime cannot subsequently change his mind if the Company has made arrangements to have another employee perform the work. The grievance is denied.

GRIEVANCE  #12

   Facts - The 4600 dragline crew was scheduled to work overtime on a Saturday night. The grievant was to work overtime from 11:00 p.m. to 7:00 a.m. with the dragline crew. In addition, he had been awarded a new job which would commence at 7:00 a.m. on Sunday. Solely because he was beginning a new job on Sunday at 7:00 a.m., the Company changed the overtime assignment and only had the employee work from 3:00 a.m. on Sunday and then his new shift 7:00 a.m. to 3:00 p.m. on Sunday.

   Issue - Did the Company violate the contract by not working the employee the hours he had been previously assigned to work?

   Decision - Under these, particular circumstances, the panel has decided that the employee is entitled to four hours overtime pay at the rate of his old job.

GRIEVANCE #13

   Facts - On a Sunday there was need to push clinker in the covered clinker storage area. The day shift dozer operator was a very experienced operator and the second shift operator had only been on the job about two weeks. The superintendent determined that on the particular day, the work assignment posed special safety precautions and scheduled the experienced dozer operator to work on that day.

   Issue - Did the Company violate the contract by not working the grievant overtime since he was the low man in overtime in that classification?

   Decision - The panel has decided the Company is not required to equalize overtime among employees holding the same job classification on a daily basis. The Company is required only to equalize overtime "insofar as it is practical to do so.

   Evidence supported the Company's position that it was not practical to equalize overtime in these circumstances because the employee with the fewest number of overtime hours in the classification had been on the job for only two weeks and the overtime assignment required work of a specialized nature which had to be assigned to a more experienced operator. The grievance is denied.

GRIEVANCE #14

   Facts - There are two employees in the Truck Driver "C" classification. One of the employees was called out on overtime on the day in question. The grievant who was lowest man in overtime in the classification had already worked twelve hours on that day and to have him perform the work would have required the Company to work him over twelve hours.

   Issue - Did the Company violate the contract by not working the employee who was lowest in overtime on the day in question?

   Decision - Again, the panel points out that the Company is not required to equalize overtime on a daily basis, The employee with the fewest hours of overtime had already worked overtime in the workday. The Company correctly selected another employee for the callout. The grievance is denied.

GRIEVANCE #15

   Facts - The Company performed repair work on the 4600 dragline on an overtime day. Repairmen were used to perform this work.

   Issue - Did the Company violate the contract by not having the 4600 Dragline Operator and Pitman perform the work in question?

   Decision - The Company and the Union acknowledged that four different classifications can perform repair work on the 4600 dragline: the Repairmen, the Quarry Utility, the 4600 Operator and the 4600 Pitman. The panel agreed that under these circumstances the Company did not violate the Labor Agreement.

GRIEVANCE #16

   Facts - On Friday night the transfer chain on the Marion No. 3 shovel came off. The Operator and Pitman put it back on. Three hours later the chain came off again and it was the Company's determination that repair of a once permanent nature must be made. The shovel was shutdown. On Saturday, two "A" Repairmen made the necessary repairs.

   Issue - Did the Company violate the Contract by not having the Shovel Operator and Pitman work on that Saturday to perform the repair work rather than the Repairmen?

   Decision - The panel has determined that the ruling in Grievance No. 15 is also applicable in this instance. Repairman is one of the four classifications which can and do perform repair work on the shovel. Therefore, the grievance is denied.

GRIEVANCE #17

   Facts - Immediately prior to 3:00 p.m. the 7:00 to 3:00 shift began having trouble with the coal feeding through the feeder in one of the kilns. The foreman held over a day shift repairman for four hours and said he would call out the other shift repairman, but then changed his mind and then held the employee over for eight hours.

   Issue - Did the Company violate the contract by holding the employee over eight hours and not calling the off-man as had been the practice?

   Decision - The panel determined that there was no violation of the contract, however since the foreman said he would call out the off-shift repairman and then proceeded not to, a four hour call-out is granted due to these particular circumstances without precedent.

   The panel further determined that the Local Union must assume the burden of proof to show that the Company did not intend to divide overtime equally, "insofar as it is practical to do so" among employees within the same job classification by establishing a continuing pattern of assignment of overtime to an employee other than the employee with the lowest overtime in the classification without good cause.

   The panel directs the Company and Local Union to meet to establish written guidelines for the purpose of interpreting the language in the overtime section which states "insofar as it is practical to do so." Such guidelines must recognize that overtime is not required to be equalized on a daily basis, since the contract does not require this. Therefore, the guidelines must recognize that there are reasons for using an employee other than the lowest in overtime on a particular day such as experience, skills, qualification, overtime already worked on that particular day, etc.

GRIEVANCE #18

   Facts - The grievant was asked earlier during the week of October 16th whether he would work on Sunday, October 21st. The grievant declined. Later in the week, the grievant was asked whether he would work Friday, October 19 and Saturday, October 20th. The grievant declined to work either of these days but he was not asked on this second occasion whether he would work on Sunday.

   Issue - Did the Company violate the contract by not asking the employee to work Sunday the second time when he was approached later in the work week and asked to work Friday and Saturday?

   Decision - The panel has decided that the grievant was offered overtime work on each day in question and, therefore, the grievance is denied.

GRIEVANCE #19

   Facts - A Mix Chemist who was scheduled to work did nor report for work. The Plant Chemist filled the vacancy by holding over the Mix Chemist who was working the prior shift and calling out Mix Chemist working the next shift four hours earlier rather than calling out the off-man which had been the normal procedure.

   Issue - Did the Company violate the contact by not calling out the off-man?

   Decision - While there was no violation of the contact, the Plant Chemist admitted that he did not follow the established procedure. Therefore, four hours callout is granted without precedent for any future grievances. however, the panel points out as it did in Grievance #13 and #17 that the Company is not required to equalize overtime on a daily basis. The Union must prove that the Company does not intend to divide overtime equally insofar as it is practical to do so among employees within the same Job classification by establishing a continuing pattern of assignment of overtime to an employee other than the employee with the lowest overtime in the classification without good cause. This principle shall control the disposition of all future cases until such time as the Company and Local Union agree to reasonable guidelines mentioned in grievance settlement No. 13.

GRIEVANCE #20

   Facts - Two laborers assisted the 7400 Dragline Operator and the Pitman in cleaning out the tub of the dragline because of the substantial amount of cleaning out work required.

   Issue - Did the Company violate the contract by not paying the Laborers Pitman rate and not calling off-work Pitman?

     Decision - Because of the amount of work and the nature of the work involved, the panel determined that under these circumstances there was no violation of the contract. Grievance is denied.


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


                                   APPENDIX H

                 PANEL DECISION - APRIL 22, 1974 PANEL MEETING

TO:       R.L. Everhart
          P.H. Geis
          B. Eversole,  Pres. Local No. 173
          A. Harris,  Jr.,  Recording Sec'y.  Local  No. 173

FROM:     A. Clavier,  Jr.
          W.M. Troutman

GRIEVANCE #1

   Facts - Three Quarry Mechanics were told by the foreman that they were to report for work one hour early each morning until further notice to start and warm up the mobile equipment in the quarry including the shovel.

   Issue - Did the Company violate the contract by not paying the Quarry Mechanic a call-out?

   Decision - The panel determined that the Quarry mechanics were not entitled to a callout and that there was no violation of the contract. The panel decided that the Company had the right under the contract to require that employees report early on an "until further notice" basis and were not required to notify them each day. The panel agreement on the "standing order" then makes the Company in accord with Article VII (d. (3)) which specifically states that "if an employee is notified before the end of his regular scheduled shift, it shall not be considered a call-out." The panel determined also that the employees who were reporting one hour early did not have their schedules changed. A schedule change is defined as a notification by the Company to an employee that he will be required to work one or more hours, shifts, and/or days, in place of but not in addition to the regular schedule. The one hour the Quarry Mechanics worked was in addition to their regular schedule, and therefore, was not a schedule change.

GRIEVANCE #2

   Facts - Because of a truckers strike of about two weeks, the Company did not operate the second shift packhouse crew on a full production basis. The packing crew was used elsewhere in the plant as needed.

   Issue - Did the Company violate the contact by not giving them the right to bump?

   Decision - The panel determined that the Company did not violate the contract by denying the employees the right to bump. It


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


was determined that an employees job is not eliminated until the Company notifies him that his job has been eliminated and gives him a bump slip.

GRIEVANCE  #3

   Facts - The Plant Manager was measuring bolts on the new kiln mult-o-ring by unscrewing the bolts and then replacing them and labeling them. There were no bargaining unit employees with the Plant Manager at the time he was measuring the bolts.

   Issue - Was the Plant Manager performing bargaining unit work and, therefore, violating the contract?

   Decision - The Company violated the contract in the circumstances described in this particular case. The Plant Manager should have had an hourly employee with him who later would use this system which he was preparing and the hourly employee should have physically measured the bolts. However, the panel decided that this decision was without precedent for any other grievance since each grievance under this contract clause must be taken on a case-by-case basis .

   Award - Four hours pay at double time (2x) to the repairman lowest in overtime.

GRIEVANCE #4

   Facts - The Company posted six laborer jobs on the second shift to brick a kiln during a planned shutdown. On this posting, it was stated that the jobs were to run only as long as necessary to brick the kiln and when they were eliminated that there would be no 95% rate protection.

   Issue - (1) Did the Company violate the contract by not paying the employees 95% rate protection when the jobs were eliminated?

           (2) Did the Company violate the contract by not giving the employees written advance notice that their jobs wore being eliminated and should the Company pay the employee out-of-schedule penalty since the time of the elimination?

   Decision - The panel has decided that there was no violation of the contract on either issue No. 1 or No. 2 but prior to giving this decision, the Local Union dropped the grievance.


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


                                 ATTACHMENT "A"


May 1, 1996



Mr. Frank Ferrucci, President
UNITED CEMENT, LIME, GYPSUM AND
ALLIED WORKERS DIVISION
LOCAL 173
Wampum, Pennsylvania


The Company's final position on Article VI (a) restricts bidding to any employee in a classification whose straight time hourly rate is less than the bid job, effective May 1, 1996.

This letter will confirm the Company's agreement to allow each employee in the bargaining unit to bid on an equal or lower rated classification once during the life of the new labor agreement which will take effect May 1, 1996.

This letter will also confirm the Company's agreement to allow each employee in the bargaining unit to bid on any newly created job, or on a job created through the combination of other jobs, during the term of the labor agreement which takes effect May 1, 1996.



Anthony M. Zingales
Director, Employee Relations and EEO

                                                                        5/19/93

                                 ATTACHMENT "B"

The most efficient and productive method of operating a cement plant is on a continuing process basis. Any time major equipment is shutdown due to operating difficulties, the plant is at its weakest position. At this point it is in the interest of both the Company and its employees that the equipment be returned to normal operation in the shortest period of time, using the most efficient and least costly methods available.

However, when major equipment must be shutdown due to operating problems, the present contract severely limits the ability of the Company to make efficient and productive use of its employees and equipment and even economically penalizes the Company when it attempts to do so.

Continued application of these restrictions and penalties when operating difficulties occur threaten the viability of each plant. This also encourages the entrant into the market place of non union or other competitors who do not have these contract language barriers and ace able to use their labor cost advantages in their relationships with our customers.

In light of the above fact, the parties agree to the following language:

                             * * * * * * * * * * *

The eight hour rest penalties, scheduling penalties, double time after twelve hours in a day, or double time into next shift penalties (however, double time after 12 consecutive hours shall apply,) and seventh consecutive day penalties, provisions of the current Collective Bargaining Agreement, shall not apply whenever one or more of the unscheduled shutdowns listed below are present, and the Company is in the process of returning the equipment to operation. The kilns must be down sixteen (16) hours and the finish mill down eight (8) hours because of operating difficulties before the above exemptions become effective.

1.  If any kiln is shutdown because of operating difficulties.

2.  a.   One or more finish grinding mills are shutdown because of operating difficulties.

    b. One or more raw grinding mills are shutdown because of operating difficulties and would result in the shutdown of the kiln in the immediate future*.

3. One or more crushers arc shutdown because of operating difficulties, and would result in the shutdown of the kiln in the immediate future*.

    "Immediate future" means that the Company cannot bring the equipment that is shutdown back into operation at straight time in sufficient time to prevent the kiln from running out of the inventory provided by the disabled equipment such as raw-grind kiln feed, stone, etc.

The penalty exemptions shall commence when the equipment in, 1, 2, or 3, above is shutdown and will not continue in effect for more than twenty-four (24) hours after the equipment which has been shutdown has been returned to operation; however, the seventh consecutive day penalty exemption will continue until the seventh day of the plant workweek in the week the work was completed. This seventh day exemption shall only apply to those employees used to return the equipment to operation.

In addition, if a holiday or Sunday falls when one or more of the above conditions are present, all employees who work on these days shall be considered as scheduled to work for premium purposes under Article VII (d) (1) regardless of whether or not they have been previously scheduled to work.

In addition, the penalty exemptions listed in this attachment shall not apply to employees of the Packhouse or Quarry unless they are used to perform maintenance on the equipment while it is being returned to operation or are used to replace employees who are used to perform such maintenance.

If their work under these conditions would result in the application of any of the penalties listed in this attachment, the penalties shall not apply.

The foregoing to the contrary notwithstanding, the above penalty exemptions shall not apply during a scheduled plant shutdown.

                                 ATTACHMENT "C"


June 2, l993



Mr. Frank Ferrucci,  President
UNITED CEMENT, LIME, GYPSUM AND
ALLIED WORKERS DIVISION
LOCAL 173
Wampum, Pennsylvania


During our recent contract negotiations the Company agreed that the last paragraph of Article VII (f) (lunches) concerning reasonable time to eat a lunch, will also apply to the situation where an employee has received twelve hours notice prior to the commencement of the overtime assignment and is not provided a lunch by the Company.

The Company will allow the employee thirty (30) minutes away from his job to eat his lunch. However, it is understood that shift workers will continue to eat their lunches on the job as they have done in the past.

In addition, the Company will not call an employee's home after ten o'clock at night for the sole purpose of meeting the twelve hour notice requirement to avoid providing an overtime lunch.




Peter  H. Geis
Director Labor Relations and EEO

                                 ATTACHMENT "D"



May 1, 1996



Mr.  Frank Ferrucci,  President
UNITED CEMENT, LIME, GYPSUM AND
ALLIED WORKERS DIVISION
LOCAL 173
Wampum, Pennsylvania


When a new Pension Plan is signed by Company, the International Union and Local 173, the plan will include changes in the pension unit benefit as agreed in the negotiations and ratified by the membership. These changes are as follows:

Pension benefit for each year of credited service


                                     Normal                Disability
                                   Retirement              Retirement
                                   ----------              ----------
May 1, 1996                          $27.50                  $28.50
May 1, 1997                          $28.50                  $29.50
May 1, 1998                          $29.00                  $30.00




Anthony M. Zingales
Director, Employee Relations and EEO

                                 ATTACHMENT "F"

                                VOLUNTARY LAYOFF

This letter will confirm that the Union recognizes that the first paragraph of
Article V (b) of the Contract requires the most senior employees to perform work in their classification when a production curtailment or plant shutdown causes a reduction in the personnel in that classification.

The foregoing to the contrary notwithstanding, the Company, without precedence, will consider the request from a senior employee to take voluntary layoff when there is a reduction in personnel in his classification during a plant shut down. The Company retains the right to decline these requests, but will not unreasonably withhold such permission.

Whenever the request is granted by the Company, the Union acknowledges by its signature below that the granting of each request is without precedence for any future requests.

The requests will only be considered during a plant shutdown in which employees are laid-off. The employee who requests and is granted voluntary layoff consistent with this letter, will be recalled (1) when the Company needs the employee for work in his classification or (2) when the plant starts up, whichever occurs sooner, providing his seniority permits such recall.



                          -------------------------------------
                          Wampum Plant Manager
                          Medusa Cement Company



                          -------------------------------------

                          -------------------------------------
                          Local D-173 of the United Cement,
                          Lime, Gypsum and Allied Workers
                          Division

                                 ATTACHMENT "G"



June 2, 1993



Mr. Frank Ferrucci, President
UNITED CEMENT, LIME, GYPSUM AND
ALLIED WORKERS DIVISION
LOCAL 173
Wampum Pennsylvania


                            LETTER OF UNDERSTANDING

In exercising its right to temporarily transfer employees in accordance with the provisions of the labor agreement, it is not the Company's intent that these transferees to be used as a method of discipline or to punish any employee.

If the Union determines that this is the purpose of a particular transfer of transferees, the Union may file a grievance concerning such transfer commencing with the third step of the grievance procedure .

Any grievance filed in accordance with this letter of understanding will not be counted against the limit of five grievance that may be presented to the panel each year.





Peter H. Geis
Director, Labor Relations and EEO

May 15, 1981



Mr.  Frank Ferrucci
Local 173
UNITED CEMENT, LIME, GYPSUM AND
ALLIED WORKERS DIVISION
Wampum, Pennsylvania


When an increment increase is applied at the Wampum Plant, the employees on 95% rate protection receive the full increment increase granted to the wage bracket from which they were eliminated.






Peter H. Geis
Director, Labor Relations and EEO

                                                                 April 13, 1971

                                Letter of Intent

Mr. Robert Eversole, President
UNITED CEMENT, LIME, GYPSUM AND
ALLIED WORKERS DIVISION
LOCAL 173
Wampum, Pennsylvania


The Company will not lay off any employee (who has seniority as of April 1, 1971) during the life of the current Labor Agreement as a result of the installation of mechanical equipment strange in production methods, the installation of new or larger equipment, the combining of jobs or the elimination of jobs.

This protection will not apply to employees hired after April 1, 1971.

This protection does not apply to layoffs resulting from production curtailments, inventory or plant maintenance shutdown, disciplinary action nor any layoffs which are not a result of the changes mentioned above.





P. Schena
Plant Manager

May 15, 1981



Mr. Frank Ferrucci
Local 173
UNITED CEMENT, LINE , GYPSUM AND
ALLIED WORKERS DIVISION
Wampum, Pennsylvania


It is understood and agreed to by the Union and the Company that the following will satisfy the requirements of Article VII, section (f) regarding hot lunches:

    1. The Company will furnish a frozen food freezer or coin operated vending machines and a microwave oven to supply a lunch to an employee who satisfies the overtime requirements. The employee will be furnished $6.00 effective May 1, 1997 and $6.50 on May 1, 1998 to be used for the purchase of his hot lunch. The employee shall receive the money as stated, even if he chooses not to purchase a lunch.

    2. The Plant Manager and Local Union Committee will agree in writing on the various types or kinds of food to be available.

    3. The Company will allow the employee thirty (30) minutes away from his job to eat his lunch. However, it is understood that shift workers will continue to eat their lunches on the job as they have done in the past.

    4. In the event an employee is unable to obtain a sandwich, soup and a beverage from a machine because one of them is empty, the Company will furnish a lunch provided a local restaurant is open.

    5. Sandwiches will be dated as to the date they should be removed from the machine.




Peter H. Geis
Director, Labor Relations and EEO

                                 June 29, 1975


                                LETTER OF INTENT


Mr. Robert Eversole, President
UNITED CEMENT, LINE , GYPSUM AND
ALLIED WORKERS DIVISION
LOCAL 173
Wampum, Pennsylvania


It is understood by both the Union and the Company that the Director of Industrial Relations will contact the payroll department of the plant to make arrangements that will allow for S.U.B. payments to be made by the end of the second week an employee is laid off. This arrangement will be made within a six
(6) week period following the ratification of the 1975 contracts by the local Unions.

It is further understood that any S.U.B. payments made in advance of meeting the requirements of the existing S.U.B. agreement between the parties will remain subject to Section 7, Recovery of Overpayments, of the S.U.B. Agreement.




Robert L. Everhart
Plant Manager

                                  May 15, 1981



Mr. Robert Eversole, President
UNITED CEMENT, LIME, GYPSUM AND
ALLIED WORKERS DIVISION
LOCAL 173
Wampum, Pennsylvania


It is understood by both Local 173 and the Company that the Job Evaluation Request Form IR-74-2 in no way changes the Company policy pertaining to the Wampum plant job evaluation program. The form is provided to allow for a reasonable amount of information explaining the justification for a job evaluation request when it is submitted to the plant management by an employee so the request can be properly considered and validated.

Items one (1) through four (4), and ten (10), and eleven (11) will be filled in by an hourly employee prior to submitting the form to the plant management. If the request is deemed valid by management, the Union and management evaluation committees will schedule a meeting and fill in items five (5) through nine (9) on the evaluation form and perform an evaluation according to the current evaluating policy.




Peter H. Geis
Director, Labor Relations & EEO

                                  May 15, 1981



Mr. Robert Eversole, President
UNITED CEMENT, LIME, GYPSUM AND
ALLIED WORKERS DIVISION
LOCAL 173
Wampum, Pennsylvania


This letter is intended to spell out the understanding reached between the Company and the Union on how shift differential is to be paid.

   1. Shift workers will be paid shift differential at the rate as required in the Labor Agreement for hours worked within the designated shift hours for their department.

   2. Day workers scheduled by Thursday posting to work hours other than day shift will be paid shift premium. The premium shall be included as part of the regular rate in the calculation of overtime compensation for all hours worked.

   3. For purposes of determining shift premium to be paid to day workers as set forth in (2), the shifts will be as follows:

      a. First shift  - 7:00 a.m. to 3:00 p.m. or
                        8:00 a.m. to 4:00 p.m.

      b. Second shift - 3:00 p.m. to 11:00 p.m. or
                        4:00 p.m. to 12:00 midnight

      c. Third shift  - 11:00 p.m. to 7:00 a.m. or
                        12:00 midnight to 8:00 a.m.




Peter H. Geis
Director of Labor relations and EEO

                                  May 15, 1981


Ms. Robert Eversole, President
UNITED CEMENT, LIME, GYPSUM AND
ALLIED WORKERS DIVISION
LOCAL 173
Wampum, Pennsylvania


Union committee members will be allowed a maximum of forty (40) hours to proof read the new contract during normal working hours. A maximum of three (3) employees may be involved.





Peter H. Geis
Director of Labor Relations and EEO

                                  May 15, 1981


Mr. Robert Eversole, President
UNITED CEMENT, LIME, GYPSUM AND
ALLIED WORKERS DIVISION
LOCAL 173
Wampum, Pennsylvania



The overtime list will be posted in descending order of overtime.




Peter H. Geis
Director of Labor Relations and EEO

                                  May 15, 1981



Mr. Robert Eversole, President
UNITED CEMENT, LIME, GYPSUM AND
ALLIED WORKERS DIVISION
LOCAL 173
Wampum, Pennsylvania


When conditions warrant, the Company will consider calling-out an additional Control Room Operator to assist in starting up a kiln after it has been shutdown.







Peter H. Geis
Director, Labor Relations and EEO

June 2, 1993



Mr. Frank Ferrucci
Local 173
UNITED CEMENT, LIME, GYPSUM AND
ALLIED WORKERS DIVISION
Wampum, Pennsylvania


The Company will pay for required truck inspection licenses, Blasters licenses and CDL licenses, however, the Company will determine the maximum number of licenses it feels must be available to properly fill the classification which requires a license. The Company will pay for the renewal of those currently holding licenses.





Peter H. Geis
Director, Labor Relations & E.E.O.

April 25, 1996



Mr. Frank Ferrucci
Local 173
UNITED CEMENT, LIME, GYPSUM AND
ALLIED WORKERS DIVISION
Wampum, Pennsylvania


In exercising its right to temporarily transfer an employee, the company will not backfill the created vacancy for the purpose of maintaining a lower pay classification. The company will maintain overtime within the classification of the original planned job vacancy. Does not apply to unplanned vacancies.








Anthony M. Zingales
Director, Employee Relations and EEO





86